SHOPPING CENTER

LEASE AGREEMENT

FOR

PULSE ENTERTAINMENT CORPORATION

TENANT

TRADITION VILLAGE

SHOPPING CENTER

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SHOPPING CENTER LEASE AGREEMENT

EXHIBITS

EXHIBIT A -	Site Plan of Shopping Center and Depiction of Location of Premises
EXHIBIT B -	Minimum Rent
EXHIBIT C-1 -	Landlord’s Work
EXHIBIT C-2 -	Tenant’s Work
EXHIBIT C-3 -	Space Plan
EXHIBIT D -	Sign Criteria for Shopping Center
EXHIBIT E -	~~Guaranty~~ Intentionally Deleted
EXHIBIT F-1 -	Prohibited Uses
EXHIBIT F-2 -	Shopping Center Exclusives and Restrictions
EXHIBIT G -	Rules and Regulations
EXHIBIT H -	Sample Certificate of Insurance
EXHIBIT I -	Office Furniture Inventory
RIDER

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SHOPPING CENTER LEASE AGREEMENT

ARTICLE I - ABSTRACT OF LEASE

Date of Lease: This Shopping Center Lease Agreement (the “Lease”) is entered into by the undersigned parties on this 17 of March, 2014.

1.1 PARTIES.

A.	LANDLORD:

	Name:	Inland Diversified Real Estate	Phone:	(630) 218-8000
		Services LLC, a Delaware	Rent Payment:	Inland Diversified Real
		limited liability company,	(Location)	Estate Services LLC
		as managing agent for the owner		Bldg #65007
		of the Shopping Center		P.O. Box 74900
	Address:	2901 Butterfield Road		Cleveland, OH 44194-4900
	(for notices)	Oak Brook, Illinois 60523

B.	OWNER:

	Name:	Inland Diversified Port St. Lucie	Phone:	(630) 218-8000
Square, L.L.C., a Delaware limited
liability company
	Address:	2901 Butterfield Road
	(for notices)	Oak Brook, Illinois 60523

C.	TENANT:

	Name:	Pulse Entertainment	Phone:	(772) 545-4200
	(and Status)	Corporation, a Delaware	Store Name:	Pulse Entertainment
		Corporation	(Trade Name)
	Address:	c/o Eavenson Lunsford & Owens
	(for notices)	2000 PGA Blvd., Suite 3200
Palm Beach Gardens, FL 33408

D.	GUARANTOR:

	Name:	None	Phone:	N/A

Address:

1.2 PROPERTY.

A.	SHOPPING CENTER:

	Name:	Tradition Village	Description: Site Plan showing the layout
	Location:	10400 SW Village Center Drive,	of Shopping Center (and approximate
	(include county)	Port St. Lucie, St. Lucie County,	location of Premises) is attached as Exhibit
		FL, 34987	A.

B.	PREMISES:

	Space No.:	(Unit # 28)	Description: Approximately 7,200 square
	Address:	10521 SW Village Center Drive	feet of gross floor area as outlined on
		Suite 201, Port St. Lucie, FL	the Site Plan attached as Exhibit A.
34987

1.3 TERM OF LEASE.

A.	The term (the “Term”) of this Lease shall be for a period commencing on the date of Landlord’s delivery of possession of the Premises to Tenant with Landlord’s Work “substantially completed” (as defined and described in Section 6.2 below)(the “Commencement Date”), and ending and expiring on the last day of the month which is One (1) year after the Rent Commencement Date (the “Termination Date”), unless sooner terminated or extended as provided in this Lease. Unless otherwise set forth in the Lease, the Rent Commencement Date shall be the Commencement Date.

B.	Extended Term: One (1) option of One (1) year, as provided in Section 3.1 below.

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1.4 RENT AND OTHER TENANT CONTRIBUTIONS.

A.	Minimum Rent shall be: See Exhibit B

B.	Additional Rent as more specifically defined in Section 4.3A shall include Tenant’s Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance (as such terms are defined and described in Section 4.3 below), with an annual adjustment as provided in Section 4.3C. Tenant’s initial estimated share of Operating Expenses is $5.85 per square foot per year or $42,120.00 annually ($3,510.00 monthly) with an annual adjustment (as provided in Section 4.3C) and Tenant’s initial estimated share of Real Estate Taxes as defined in Section 4.3B(3) is $4.15 per square foot per year or $29,880.00 annually ($2,490.00 monthly) with an annual adjustment Section 4.3C). These estimates are based on the best available information at the time this Lease was prepared and do not include any anticipated annual adjustments. If it is determined by Landlord, in Landlord’s reasonable judgment, that its estimates are incorrect, it may adjust Tenant’s estimated payments at any time during the term.

~~C.~~	~~Percentage Rent shall be ____% of Tenant’s Gross Receipts (as defined in Section 4.2) in excess of Minimum Rent for any calendar year calculated and payable on a monthly basis.~~

D.	The term “Rent” shall include Minimum Rent, Additional Rent~~, Percentage Rent~~ and all other amounts payable by Tenant pursuant to the terms of this Lease.

E.	Notwithstanding anything in this Lease to the contrary, Rent for the first month (“Initial Rent”) for $11,917.35 (includes applicable sales tax) and the security deposit described in Section 1.5 below shall be paid to Landlord upon execution of the Lease by Tenant. The Initial Rent shall be applied toward the first month that Rent is due pursuant to Section 4.1 and Exhibit B.

1.5 SECURITY DEPOSIT. $11,917.35 (includes applicable sales tax) (Section 5.1).

1.6 CONSTRUCTION, ALTERATIONS, MAINTENANCE, AND REPAIRS.

A.	Initial Construction by Landlord (Section 6.2): X None. (See Exhibit C-1.)

B.	Initial Construction by Tenant (Sections 6.4 and 6.7): __X None. (See Exhibit C-2.)

C.	Sign criteria (Section 6.5) are attached as Exhibit D.

1.7 USE OF PREMISES. Tenant shall use the Premises for only the operation of a general office use and digital animation and for no other purposes whatsoever. Tenant shall operate the Premises throughout the Term under Tenant’s trade name, Pulse Entertainment (“Tenant’s Trade Name”), and no other trade name without Landlord’s prior written consent. Tenant’s use shall be subject to the Prohibited Uses as set forth in Exhibit F-1 and the Shopping Center Exclusives and Restrictions as set forth in Exhibit F-2.

1.8 RESTRICTED AREA. All area located within three (3) miles (measured in a straight line in all directions from the outside property lines of the Shopping Center) of the Shopping Center.

1.9 ANTICIPATED TENANT OPENING DATE: March 1, 2014 (“Opening Date”)

1.10 ABSTRACT OF VARIABLE PROVISIONS AND STANDARD PROVISIONS. The previous provisions of this Article I will be referred to as the “Abstract of Lease” and the provisions of the remaining Articles of this Lease will be referred to as the “Standard Provisions.” Wherever in the Standard Provisions or elsewhere the parties, effective date, premises, rent, charges or other variable terms are defined or referred to, they shall be those identified in the Abstract of Lease above and the exhibits to this Lease. In the event of any conflict between the terms of the Abstract of Lease and the Standard Provisions, the terms of the Abstract of Lease shall supersede and prevail. The Standard Provisions may, however, add detail or clarification to the summary provisions described in the Abstract of Lease.

ARTICLE II - SHOPPING CENTER AND PREMISES

2.1 SHOPPING CENTER. The Premises are part of a shopping center which is depicted substantially in accordance with a site plan (“Site Plan”) as outlined in the attached Exhibit A. The Building shall mean the building located at 10521 SW Village Center Drive, Port St. Lucie, FL 34987. The purpose of the Site Plan attached is to show the general configuration of the Shopping Center and the approximate location of the Premises. Landlord reserves the right to change the size, layout and location of any buildings or common areas, parking and other facilities shown on Exhibit A as well as reduce or expand the size of the Shopping Center. The term “Shopping Center” herein shall be deemed to mean the entire development owned by Landlord from time to time, including any and all existing and proposed structures (whether reflected in Exhibit A or hereafter incorporated in the Shopping Center during the term or any extension thereof), parking facilities, common facilities, and the like to be built on the property shown on said Exhibit A as the same may from time to time be increased by the addition of other land, together with structures and the like thereon which may from time to time be included by Landlord in the development.

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2.2 PREMISES.

A. DESCRIPTION. Landlord on behalf of and as agent for the owner of the Shopping Center hereby leases to Tenant and Tenant leases and accepts subject to the terms and conditions of this Lease, the Premises. The square footage of the Premises shall be the square footage set forth in Section 1.2.B above. If the floor area of the Premises, or the Shopping Center shall be more or less than the estimated square footage set forth in Section 1.2 of the Abstract of the Lease, neither the Minimum Rent nor calculation of Tenant’s Proportionate Share hereunder shall be affected. Under no circumstances shall Landlord or Tenant be entitled to any rent credits or other credits past, present and future for an error in the square footage calculation.

B. EXCEPTION AND RESERVATION. Landlord reserves and excepts from the Premises the roof and exterior walls of the building or buildings of which the Premises are a part, and further reserves the right to construct additional floors on the building of which the Premises are a part and the right in, over and upon the Premises as may be reasonably necessary or advisable for the servicing of the Premises or of other portions of the Shopping Center.

C. SUBSTITUTE PREMISES. After the date hereof, Landlord may substitute for the Premises other space (hereinafter called “Substitute Premises”) in the Shopping Center. Insofar as reasonably possible, the Substitute Premises shall have a comparable square foot area and a configuration substantially similar to the Premises. Tenant agrees that all of the obligations of this Lease, including the payment of Minimum Rent, will continue despite Tenant’s relocation to the Substitute Premises. Upon substantial completion of the Substitute Premises, this Lease will apply to the Substitute Premises as if it had been the space originally described in the Lease. Landlord shall use commercially reasonable efforts to minimize any period when the Premises shall be closed to the public as a result of relocation. Provided that Tenant shall be unable to conduct any business at the Shopping Center solely due to such relocation, all Rent shall abate from the date the Premises are closed until the date the Substitute Premises are open for business. Tenant agrees to use all reasonable efforts to open for business in the Substitute Premises as quickly as is reasonably possible under the circumstances, and in all events within thirty (30) days after Landlord delivers possession of the Substitute Premises to Tenant. Landlord hereby agrees to pay the reasonable cost of relocation such as equipment moving and installation costs. Landlord shall not, however, be liable or responsible in any way for damages, loss of business, income or profits or injuries suffered by Tenant pursuant to a relocation in accordance with this provision including, but limited to, loss of goodwill, business, or profits.

2.3 COMMON AREA. Tenant along with its Lease of the Premises receives the non-exclusive right to use, in common with others, the Common Areas of the Shopping Center. The term “Common Areas” herein shall include all common corridors, elevator foyers, restrooms, vending areas and lobby area within the building wherein the Premises are located, all service roads, loading facilities, sidewalks, automobile parking areas, driveways, footways and other facilities designed for common use, as may be installed by Landlord as hereinafter provided, and of such other and further facilities as may be provided or designated from time to time by Landlord for common use, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof, as prescribed from time to time by Landlord.

ARTICLE III - LEASE TERM

AND POSSESSION OF PREMISES

3.1 TERM.

A. INITIAL TERM. The Term of this Lease shall be as set forth in Section 1.3 above. Notwithstanding the foregoing, this Lease and all of the obligations of Landlord and Tenant set forth herein are binding and shall be in full force and effect from and after the date of their mutual execution of this Lease, and this Lease shall not be deemed a contract to make a lease. Tenant shall be responsible for the payment of any and all utilities servicing the Premises from and after the date that Landlord delivers the Premises to Tenant. Landlord and Tenant agree that if the Term shall not have commenced on or before the first (1st) anniversary of the date of this Lease, then Landlord and Tenant each shall have the right to terminate this Lease by delivering notice thereof to the other party prior to such commencement.

If this Lease is executed before any portion of the Premises becomes vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of any portion of the Premises holds over and Landlord is unsuccessful in acquiring possession of such portion of the Premises prior to the Commencement Date, Landlord shall not be deemed to be in default hereunder nor in any way liable to Tenant and Tenant agrees to accept possession of such portion of the Premises at such time that Landlord is able to tender the same. Upon its determination of the Commencement Date, the Termination Date and the Rent Commencement Date, Landlord will notify Tenant of same and such dates shall be binding on Landlord and Tenant for all purposes under this Lease.

B. EXTENDED TERM. Provided that Tenant is not in default hereunder, both at the time of exercise of the option as well as at the time of commencement of any Extended Term hereinafter defined, or has not been in default during the 365 days immediately preceding the Termination Date, and provided, further, that this Lease has not been terminated during the initial Term or a prior Extended Term, Tenant shall have the number of options to extend the Term for the number of years each as set forth in Section 1.3.B. above, immediately following the then current term and subject to all of the terms, conditions, covenants and provisions of this Lease (“Extended Term”). Tenant shall exercise its extension rights hereunder in each instance by delivery to Landlord of written notice no earlier than ~~two hundred and seventy (270)~~ one hundred and eighty (180) days and no later than ~~one hundred and eighty (180)~~ ninety (90) days prior to the expiration of the then current term. Except to the extent expressly otherwise set forth herein, nothing contained in this Lease shall be construed as granting any rights to extend the Term beyond the Termination Date. In the event Tenant is in default either at the time it exercises its rights to extend or at the intended commencement date of such Extended Term, then all of Tenant’s extension rights described in this Section shall terminate automatically. The rights set forth herein to extend the Term of this Lease are personal and reserved to the original Tenant and may not be exercised by any successor or assign of the original Tenant. For the purposes of this Lease, the “Term” shall include any “Extended Term.”

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3.2 QUIET ENJOYMENT. Landlord agrees that, if the Rent and any other additional charges are being paid in the manner and at the time prescribed and the covenants and obligations of Tenant are being all and singularly kept, fulfilled and performed, Tenant shall lawfully and peaceably have, hold, possess, use and occupy and enjoy the Premises so long as this Lease remains in force without hindrance, disturbance or molestation from Landlord, subject to the specific provisions of this Lease. The loss or reduction of Tenant’s light, air or view will not be deemed a disturbance of Tenant’s occupancy of the Premises nor will it reduce Tenant’s obligations under this Lease or create any liability of Landlord to Tenant.

3.3 SURRENDER OF PREMISES.

A. OBLIGATIONS UPON SURRENDER. Upon any termination of this Lease or termination of Tenant’s right to possession of the Premises, whether by lapse of time, cancellation or termination, forfeiture, or otherwise, Tenant shall immediately surrender possession of the Premises and all buildings and improvements on the same to Landlord in “broom clean” condition and good and tenantable repair, reasonable wear and damage from fire or other casualty or peril excepted, and shall surrender all keys and security codes for the Premises to Landlord at the place then fixed for the payment of Minimum Rent and shall inform Landlord of all security codes, combinations of locks, safes and vaults, if any, in the Premises.

B. RIGHT TO REMOVE. At any time during the ten (10) days before the Termination Date of this Lease, Tenant, if not in default hereunder at such time, shall have the right to remove, at Tenant’s sole cost and expense, and at the end of the Term or termination of Tenant’s right to possession of the Premises, if directed to do so by Landlord, shall remove, at Tenant’s sole cost and expense, from the Premises all furniture, furnishings, signs, and equipment then installed or in place in, on or about the Premises provided, however, Tenant shall make all repairs, at Tenant’s sole cost and expense, to the Premises required because of such removal and to restore the Premises to good order, repair and condition all within such ten (10) day period. If any of such property shall remain on the Premises after the end of the Term, at the option of Landlord, such property shall be and become the property of Landlord without any claim therein of Tenant. Landlord may direct Tenant to remove and repair such property, in which case Tenant agrees to do so, at Tenant’s sole cost and expense, and to reimburse Landlord as Additional Rent for any expense of removal in the event Tenant shall fail to remove such property if and when directed. Tenant hereby grants Landlord the absolute right to dispose of any property remaining on the Premises following Tenant’s failure to remove same in any manner as Landlord determines in its sole discretion without liability therefor to Tenant and at Tenant’s sole cost and expense.

3.4 HOLDING OVER. Any holding over after the expiration of the Term of this Lease or Tenant’s right to possession of the Premises, without the consent of Landlord, shall be construed to be a tenancy from month to month, cancelable by either Landlord or Tenant upon thirty (30) days’ written notice, and at Minimum Rent equal to two hundred percent (200% ) of the total Minimum Rent as existed during the last year of the term hereof for each month or partial month of holding over, and further upon all of the terms and conditions (including, without limitation, the obligation to pay Additional Rent) as existed other than payment of Minimum Rent during the last year of the term hereof. Such holding over by Tenant, and Landlord’s collection of any Rent therefor, shall not serve as permission for Tenant’s continued occupancy of the Premises nor serve to extend the Term. Tenant shall also indemnify, defend and hold Landlord harmless from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant’s holding over. The provisions of this Section 3.4 shall not be deemed to be a waiver of Landlord’s right of reentry or right to regain possession by actions at law or in equity or any other rights under this Lease, and any receipt of payment of holdover Rent by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease term or right of tenancy except as elected by Landlord as set forth above.

ARTICLE IV - RENT AND

OTHER TENANT CONTRIBUTIONS

4.1 MINIMUM RENT. Commencing on and as of the Rent Commencement Date, Tenant shall pay to Landlord the minimum annual rent (hereinafter referred to as “Minimum Rent”) set forth in the Abstract of Lease, payable in advance in equal monthly installments on or before the first day of each calendar month, without prior demand therefor and without offset. The first payment date for Minimum Rent shall, if the Rent Commencement Date is other than the first day of a month, include Minimum Rent for the fractional month on a per diem basis (calculated on the basis of the number of days in that particular month); and thereafter the Minimum Rent shall be paid in equal monthly installments in advance on or before the first day of each calendar month during the Term of this Lease.

4.2 ~~PERCENTAGE RENT.~~

~~A. PAYMENT OF PERCENTAGE RENT. Commencing upon receipt by Tenant of Gross Receipts in any calendar year in excess of the Minimum Rent for such calendar year, Tenant shall pay (on a monthly basis as provided for herein),in addition to the Minimum Rent for such calendar year, to Landlord, at the time and in the manner herein specified, percentage rent (hereinafter referred to as “Percentage Rent”) in an amount obtained by multiplying Tenant’s Gross Receipts for any calendar month by the percentage set forth in Section 1.4 C of the Abstract of Lease and subtracting the Minimum Rent paid by Tenant in such calendar month. In no event shall the calculation of Percentage Rent reduce the amount of Minimum Rent payable to Landlord.~~

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~~B. GROSS RECEIPTS. The term “Gross Receipts” as used herein is hereby defined to mean gross receipts and sales from all business conducted upon or from the Premises, whether such receipts be obtained at the Premises or elsewhere, and whether such business be conducted by Tenant or by any licensees, concessionaires or tenants of Tenant, and whether such receipts be evidenced by cash, check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, wares, fixtures and merchandise and for services rendered, including the amount of all orders taken, received or filled at the Premises, whether such orders be filled from the Premises or elsewhere, together with any interest charged to customers on all such amounts. If any one or more departments or other divisions of Tenant’s business shall be sublet by Tenant or conducted by any person, firm or corporation other than Tenant, there shall be included in Gross Receipts for the purpose of fixing the Percentage Rent payable hereunder all the Gross Receipts of such departments or divisions whether such receipts be obtained at the Premises or elsewhere in the same manner and with the same effect as if the business or sales of such departments and divisions of Tenant’s business had been conducted by Tenant itself. Gross Receipts shall also be meant to include any rents collected by Tenant from sublessees, licensees, or concessionaires. Also included in the term Gross Receipts will be all internet or mail order sales in the general geographical area of the Shopping Center by Tenant or a parent, subsidiary or affiliate of Tenant of products normally sold in the Premises by Tenant. Gross Receipts shall not include sales of merchandise for which cash has been refunded, or allowances made on merchandise claimed to be defective or unsatisfactory, provided they shall have been previously included in Gross Receipts; and there shall be deducted from Gross Receipts the sales price of merchandise returned by customers for exchange, provided that the sales price of the merchandise delivered to the customer in exchange shall be included in Gross Receipts. Gross Receipts shall not include the amount of any sales or use tax levied directly on sales and collected from customers and paid by Tenant, provided that specific record is made at the time of each sale of the amount of such sales or use tax and the amount thereof is separately charged to the customer. No franchise or capital stock tax and no income or similar tax based upon income or profits as such and no Gross Receipts tax shall be deducted from Gross Receipts. If Tenant’s goods, wares, merchandise or fixtures are moved off Premises for sale, such sale shall be deemed to have occurred at the Premises.~~

~~C. MONTHLY STATEMENT AND PAYMENT. Within thirty (30) days after the end of each calendar month during the Term of this Lease, Tenant shall submit to Landlord an accurate, unaudited, written statement signed by Tenant or on its behalf by a duly authorized officer or representative, showing the full amount of Tenant’s Gross Receipts from the Premises during such month and shall pay to Landlord within such thirty (30)-day period the Percentage Rent, if any, with respect to such month. If Tenant fails to report Gross Receipts within the timeframe stated above, Landlord may, at Landlord’s option, collect as Additional Rent, One Hundred and 00/100 Dollars ($100.00) per incident of violation.~~

~~D. SALES TAX REPORTS. Upon the request of Landlord, Tenant shall provide copies to Landlord of all State and local sales and use tax reports filed by Tenant at the time these reports are filed with the appropriate agencies.~~

~~E. ANNUAL STATEMENT AND ADJUSTMENT. Within thirty (30) days after each calendar year end, Tenant shall submit to Landlord a statement certified as correct by Tenant, a principal officer of Tenant, or by a certified public accountant, which shall set forth by calendar month the total Gross Receipts of Tenant and of each subtenant, licensee and concessionaire with respect to the preceding calendar year. Upon request, Tenant shall give Landlord the total gross sales and an itemization of each of the permitted deductions herein, to arrive at the total Gross Receipts. If the total of the monthly Percentage Rent payments made during the preceding year is less than Percentage Rent payments for such calendar year as set forth above, then Tenant shall pay such deficiency to Landlord at the time of submitting the year end statement; and if the total such monthly payments exceeds the said amount payable, then Landlord shall credit such excess toward the Minimum Rent owed by Tenant as the same becomes due or, upon termination of the Lease, shall refund any such excess payments to Tenant.~~

~~F. BUSINESS RECORDS. The business of Tenant and of any sublessee, licensee, licensee or concessionaire upon the Premises shall be operated so that a duplicate sales slip, invoice or cash register receipt, serially numbered, shall be issued with each sale or transaction, whether for cash, credit or exchange. Tenant shall keep at all times during the Term hereof, at the Premises or at the general office of the Tenant, full, complete and accurate books of account and records in accordance with accepted accounting practices with respect to all operations of the business to be conducted in or from the Premises including the recording of Gross Receipts and the receipt of all merchandise into and the delivery of all merchandise from the Premises during the Term hereof, and shall retain such books and records, as well as all contracts, vouchers, checks, inventory records, and other documents and papers in any way relating to the operation of such business, for at least three (3) years from the end of the lease year to which they are applicable, or, if any audit is required or a controversy should arise between the parties hereto regarding the Rent payable hereunder, until such audit or controversy is terminated.~~

~~G. RIGHT TO AUDIT. Landlord shall have the right, but not more than once during any twelve-month period, unless Tenant fails to report Gross Receipts for six (6) consecutive months, to make independent examinations or audits of all of Tenant’s books, records and accounts which pertain to or show Gross Receipts, or to have same made by an accountant or certified public accountants designated by Landlord. Such audits shall be limited to the determination of the Gross Receipts as defined herein and shall be conducted at Tenant’s home office during normal business hours and after reasonable prior notice. If the examination or audit shows that there has been a deficiency in the payment of Percentage Rent, Additional Rent or Minimum Rent, Tenant shall immediately pay to Landlord the deficiency together with interest at the rate of ten percent (10%) per annum from the date the payment should have been made. If, as a result of any audit of Tenant’s records it is determined that Gross Receipts are understated by more than 3%, then Tenant shall also pay the reasonable cost and expenses incurred in connection with such audit. If Tenant shall fail to prepare and deliver any statement of Gross Receipts, required hereunder, within the time provided, then in addition to the remedies available to Landlord under Section 11.2, Landlord may have a certified public accountant, selected by Landlord, audit Tenant’s records and prepare such statements which shall be conclusive on Tenant and Tenant shall pay the expenses of such an audit and preparation of such statements and the Percentage Rent so determined, together with the interest at the rate of ten percent (10%) per annum from the date the payment should have been made. Any information gained from statements as herein provided or any examination or audit shall be confidential and shall not be disclosed except to carry out the purposes hereof, provided, however, that Landlord may disclose the contents of any such statements and/or audit in connection with any financing arrangements or assignment of Landlord’s interest in the Premises or with any litigation with Tenant regarding Gross Receipts or Percentage Rent.~~

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4.3 TENANT’S SHARE OF COMMON AREA AND SHOPPING CENTER EXPENSES.

A. MONTHLY PAYMENT OF ESTIMATED CHARGE. For each year of the Term hereof, Tenant shall pay to Landlord, as additional rent (“Additional Rent”), Tenant’s proportionate share (“Proportionate Share”) of: (i) all costs of operation and maintenance of the Common Areas (“Operating Expenses”); (ii) all real estate taxes levied and assessed against the Shopping Center including the Common Areas (“Real Estate Taxes”); (iii) all insurance coverage upon the Shopping Center and its operations (“Insurance”); and (iv) Landlord’s administrative fees (“Administrative Fee”). As and for Tenant’s Proportionate Share, as hereinafter defined, set forth in the Abstract of Lease, such amount shall be payable as Additional Rent in equal monthly installments at the same times as Minimum Rent is payable hereunder, without demand and without any deduction or setoff whatsoever. Landlord may, at its sole option, adjust Tenant’s monthly payments of estimated charges if Landlord, in its reasonable judgment, determines the estimated charges are incorrect.

B. DEFINITIONS. For the purpose of this Section:

(1) “Tenant’s Proportionate Share” shall be a percentage equal to the rentable square footage of the Premises divided by the total square footage of all rentable floor space in the Shopping Center from time to time; provided, however, that Landlord may exclude from such rentable floor space in the Shopping Center, at Landlord’s option, any portions of the Shopping Center: (i) not occupied or open for business during all or any portion of the subject year, (ii) leased to or used by other parties as major tenants (tenants occupying greater than ten percent (10%) of the Shopping Center), theaters, restaurants, storage areas, or premises in separate buildings, where such parties are not required to pay a full pro rata share of Operating Expenses or Real Estate Taxes, as the case may be, pursuant to a lease or other agreement with Landlord, and (iii) with respect to Real Estate Taxes, areas of the Shopping Center for which separate real estate tax bills are received and which are the sole responsibility of separate parties pursuant to a lease or other agreement with Landlord; provided, Landlord shall also deduct from Operating Expenses (after computing Landlord’s Administrative Fee (as defined in clause (4) below)) or Real Estate Taxes, as the case may be, all amounts received from such excluded parties for Operating Expenses or Real Estate Taxes; provided, Landlord shall also deduct from Real Estate Taxes all amounts received from such excluded parties for Real Estate Taxes. If the Shopping Center shall be a part of or shall include a group of buildings or structures collectively owned or managed by Landlord or its affiliates, or shall include any space used for office, medical, dental or other non-retail purposes, Landlord may determine separately and allocate Real Estate Taxes or Operating Expenses between such buildings and structures and the parcels on which they are located, and between the retail and non-retail areas of the Shopping Center, in accordance with sound accounting and management principles, in which event Tenant’s Proportionate Share shall be based on the ratio for which Landlord separately determines such Real Estate Taxes or Operating Expenses, subject to the adjustments set forth above.

(2) Operating Expenses shall include all expenditures incurred by or on behalf of Landlord in operating, maintaining, repairing or replacing the Shopping Center and Common Areas, including, without limitation, exterior walls and other structural elements of the Shopping Center, the cost of all of Landlord’s gardening and landscaping, assessments, repairs, preventive maintenance, any association fees, repainting including restriping or repaving of parking lot and access ways, repairing or replacing any streets, curbs or parking lots, roof repairs and replacement, updating and maintenance and replacement of directory signs, rental of signs and equipment, lighting, sanitary control, cleaning, sweeping, removal of ice, snow, trash, rubbish, garbage and other refuse, janitorial services, elevator repair and maintenance, repair or replacement of awnings, depreciation over a period not exceeding sixty (60) months of machinery, equipment and other assets used in the operation and maintenance of the Shopping Center, repair or replacement of on-site water lines, sanitary sewer lines, storm water lines, gas lines and electrical lines and equipment serving the Shopping Center, all costs, charges and expenses incurred by Landlord in connection with any change of any company providing utility services including without limitation repair, installation and service costs associated therewith, the cost of police, fire protection, security and traffic control services, Landlord’s management fees, all Landlord’s insurance relating to the common facilities or the Shopping Center as a whole or the operations thereon including, but not limited to, casualty insurance, flood insurance, rent loss insurance, fire insurance and extended coverage as well as general liability insurance, umbrella liability insurance, bodily injury, public liability, property damage liability, automobile insurance, sign insurance, and any other insurance carried by Landlord in limits selected by Landlord, reasonable reserves for anticipated expenditures, costs incurred by Landlord under any operating and easement agreements or other similar agreement of record and the cost of all personnel required to supervise, implement and accomplish all of the foregoing. Notwithstanding the foregoing, the following shall not constitute Operating Expenses: (a) Real Estate Taxes; (b) interest, points and fees on debt or amortization on or for any mortgage or similar security instrument (a “Security Instrument”) encumbering the Shopping Center, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a Security Instrument), and all costs incurred in connection with any financing, refinancing or syndication of the Shopping Center; (c) costs of capital improvements and any other expenditures that, under generally accepted accounting principles (“GAAP”), should be capitalized, except that Operating Expenses shall include the cost during the Term, as reasonably amortized by Landlord in accordance with GAAP, of any capital improvement; (d) costs of improvements to, or alterations of, space leased to or available for lease to any tenant; (e) costs of repairing or restoring any portion of the Shopping Center damaged by a fire or other casualty, except to the extent that such costs constitute expenses (as opposed to capital expenditures) under GAAP and do not exceed the amount of the deductible under the policy of casualty insurance maintained (or required to be maintained) by Landlord, or are not covered or paid for by insurance proceeds; (f) costs of repairs, alterations or replacements required as the result of the exercise of any right of eminent domain or conveyance in lieu thereof, except to the extent that such costs constitute expenses (as opposed to capital expenditures) under GAAP and are not part of the condemnation award payable to Landlord with respect thereto; (g) costs and expenses incurred in connection with leasing space in or procuring tenants for the Shopping Center, including, without limitation, leasing commissions and advertising expenses, and legal and other professional fees; (h) court costs and legal fees incurred to enforce the obligations of tenants under leases of portions of the Shopping Center, or resulting from the violation by Landlord of the terms and conditions of any lease; (i) costs of correcting defects in the initial construction of the Shopping Center, provided that this shall not exclude the cost of normal repair and maintenance expected with respect to the construction materials and equipment installed in the Shopping Center; (j) wages, salaries, compensation and benefits of any employees above the level of property manager; and (k) fines, interest, charges, penalties, damages and other costs incurred by Landlord by reason of any default (or claim of default) or late payment by it under any lease or other contract or instrument (regardless of whether or not the payment itself is allowed to be included in Operating Expenses), including, without limitation, any legal and other professional fees paid or incurred in connection therewith;

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(3) Real Estate Taxes shall include all taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, of any kind and nature whatsoever, including, but not limited to, assessments for public improvements or benefits, which shall during the Term hereof be paid, assessed, levied, imposed upon or become due and payable and Landlord’s reasonable expense in obtaining any refund or reduction of Real Estate Taxes, subject only to the following:

(a) Franchise, estate, inheritance, succession, capital levy, transfer, federal and state income and excess profit taxes imposed upon Landlord shall be excluded; and

(b) If at any time during the Term of this Lease and notwithstanding clause (3)(a) above, a tax or excise on rents or other tax, however described, is levied or assessed against Landlord on account of the rent expressly reserved hereunder, as a substitute in whole or in part for taxes assessed or imposed on land and buildings or on land or buildings, such tax or excise on rents or other tax shall be included within the definition of real estate taxes, but only to the extent of the amount thereof which is lawfully assessed or imposed as a direct result of Landlord’s ownership of this Lease or of the Rent accruing under this Lease;

(4) Landlord’s Administrative Fee shall be an amount which is not to exceed fifteen percent (15%) of the aggregate of the sum of items B (2) and (3) hereinabove

C. ANNUAL STATEMENT AND ADJUSTMENT. After the end of each calendar year, and following receipt of billings for Real Estate Taxes and Insurance, Landlord shall supply Tenant with a summary of all costs and expenditures as enumerated above and a determination of Tenant’s Proportionate Share thereof. In the event the amount billed to Tenant shall be less than its Proportionate Share, the same shall be paid as Additional Rent within ten (10) days after notice of such determination. In the event the amount billed to Tenant exceeds its Proportionate Share, then such excess shall be applied to the next Minimum Rent coming due, until fully exhausted (provided, that if such excess is determined after the Termination Date, then, provided and subject to the condition that Tenant shall not be in default of this Lease, such excess shall be refunded to Tenant). Said summary shall also contain a determination by Landlord of the monthly sum to be paid by Tenant during the succeeding months of the lease year, if an adjustment is required, which determination shall be based in part on the expenses for the preceding year modified by any known increases in the cost of said services. Failure of Landlord to provide notice of under or overpayment shall not constitute or a default by Landlord under this Lease and will not waive any of Landlord’s rights to collect such payments or Tenant’s obligations hereunder including, but not limited to, Tenant’s obligations to pay its Proportionate Share of all costs and expenditures, but will extend each party’s rights until the date notice is given.

D. BOOKS AND RECORDS. Landlord shall maintain complete and accurate books and records of all Operating Expenses paid or incurred by Landlord and all payments of Operating Expenses received from Tenant. Such books and records shall be kept at a location in the continental United States known to Tenant, and Tenant or auditors selected by Tenant shall have the right, within ninety (90) days of the initial billing, with a minimum of ten (10) days’ prior notice, to inspect and audit such books and records at any time during normal business hours, at Tenant’s sole cost and expense. Unless Tenant objects to Landlord’s billing, within ninety (90) days of the initial billing, Landlord’s calculation of Operating Expenses shall be final and binding on Tenant. If Tenant objects to Landlord’s billing, the Landlord and Tenant shall, in good faith, attempt to resolve any such objections.

4.4 RENT PAYMENT PROCEDURES.

A. PAYMENT LOCATION. Tenant shall, without prior notice or demand and without any setoff or deduction whatsoever, pay all Minimum Rent, Additional Rent~~, Percentage Rent~~ and other charges and render all statements herein prescribed at the Landlord’s address or other office specifically provided in the Abstract of Lease or to such other person or corporation, and at such other place as may be designated by Landlord in writing from time to time.

B. TAXES ON RENT. Tenant shall further pay to Landlord any and all excise, privilege, sales, rental and other taxes, levied or assessed by any governmental authority upon or measured by the Rent reserved to Landlord under the provisions of this Lease. Such tax shall be paid by Tenant whether or not it comprises a portion of any Real Estate Taxes or real property tax bills. Tenant agrees to pay the applicable Florida sales tax on Minimum Rent and Additional Rent, which is subject to change.

C. INTEREST AND LATE CHARGES. Tenant covenants and agrees that all sums to be paid under this Lease, if not paid when due, shall bear interest on the unpaid portion thereof at the per annum rate equal to the lesser of eighteen percent (18%) or the maximum rate permitted by law from the date when due but not in excess of the highest legal rates. Tenant further agrees that for each calendar month, that the Rent is not paid to Landlord within ten (10) days of the due date as provided herein above, Tenant shall promptly pay to Landlord a late fee equal to the greater of $150.00 or ten (10%) percent of the monthly Rent. If Landlord shall pay any monies, or incur any expenses in correction of any violation of any covenant of Tenant herein set forth, the amounts so paid or incurred shall, at Landlord’s option and on notice to Tenant, be considered Additional Rent payable by Tenant with the first installment of Minimum Rent thereafter to become due and payable, and may be collected or enforced as by law provided with respect to Rent. Tenant shall pay to Landlord Fifty and no/100 ($50.00) dollars for each of Tenant’s checks returned to Landlord unpaid by Tenant’s bank.

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4.5 TAXES AND ASSESSMENTS ON TENANT’S PROPERTY. Tenant shall be responsible for and shall pay before delinquency all taxes assessed against the leasehold interest or personal property of any kind owned or placed in, upon or about the Premises by Tenant. Tenant hereby agrees to protect and hold harmless Landlord and the Premises from all liability for Tenant’s share of any and all such taxes, assessments and charges together with any interest, penalties or other charges thereby imposed, and from any sale or other proceedings to enforce payment thereof, and to pay all such taxes, assessments and charges before same become a lien on the Premises. If any tax lien is threatened by any governmental entity, agency or authority, or in the event of the filing of a notice of any such lien, Tenant will promptly pay same and take steps immediately to have same removed. If the lien is not removed within twenty (20) days from the date of written notice from Landlord, Landlord shall have the right, at Landlord’s option, to cause the same to be discharged by record of payment, deposit, bond or order of a court of competent jurisdiction or otherwise, or to pay any portion thereof and of the amounts so paid, including attorneys’ fees and expenses connected therewith, together with interest on all of the foregoing at the per annum rate equal to the lesser of eighteen percent (18%) or the maximum rate permitted by law, shall be Additional Rent due from Tenant to Landlord and shall be paid to Landlord immediately upon rendition to Tenant of a bill.

4.6 UTILITIES CONSUMED ON THE PREMISES. In addition to all payments of Minimum Rent and Additional Rent herein specified, Tenant shall be responsible for and shall pay for all utilities used, or consumed in or upon the Premises, and all sewer charges, as and when the charges therefor shall become due and payable. Commencing on the date Landlord notifies Tenant that the Premises are ready for occupancy, Tenant shall make all appropriate applications to the local utility companies and pay all required deposits for meters and service for all utilities commencing with the delivery of possession of the Premises as provided in Section 6.2. Landlord at its option may control the provider of electrical service to the Premises. If permitted by Law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or continue to contract for service from the present provider of electric service (“Electric Service Provider”). Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Shopping Center’s electric lines, feeders, risers, wiring, and any other machinery within the Premises.

Landlord shall in no way be liable or responsible for any loss, damage (direct, indirect or consequential), or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

In the event any utility or utility services (such as water or sewage disposal) are not separately metered or assessed to Tenant or are otherwise furnished to Tenant for which Landlord is billed directly or for which a lien could be filed against the Premises or any portion thereof, Tenant shall at Landlord’s request pay the cost thereof as Additional Rent to Landlord (or any proration of such cost attributable to the Premises as determined by Landlord in Landlord’s sole and absolute discretion) as and when the charges thereof become due and payable; otherwise, Tenant shall deliver original receipt bills to Landlord not less than 30 days before the same are due and payable without interest or penalty together with full payment for same. In no event shall Landlord be liable for any interruption or failure in the supply of any utilities to the Premises.

~~4.7 SHOPPING CENTER PROMOTIONS. Tenant agrees to participate in, and pay a fee equal to $1.00 per square foot per year for its pro rata share of, all promotions and marketing activities relating to the Shopping Center as a whole, including, without limitation, cooperative advertising employed in connection with such promotions. Tenant shall include the name and location of the Shopping Center in all advertising done by Tenant for its business at the Premises.~~

4.8 INDEPENDENT COVENANTS. Tenant’s covenants to make payments pursuant to this Lease including, but not limited to, Minimum Rent, Additional Rent ~~and Percentage Rent~~ are independent covenants and, except as expressly set forth in this Lease, are not subject to setoff, deduction, reduction, abatement or suspension of any kind during the Term including any extension thereof.

ARTICLE V – SECURITY

5.1 SECURITY DEPOSIT. When delivered to Landlord upon execution of this Lease, the Security Deposit shall remain on deposit with Landlord during the Term of this Lease and any extensions thereof as security for the payment of Rent and the full and faithful performance by Tenant of the covenants and conditions of this Lease. In the event of any default, the Security Deposit shall be retained by Landlord and may be applied toward damages arising from such default. Said deposit shall not be construed as liquidated damages. Upon yielding of the Premises at the termination of this Lease and in compliance with the terms and provisions of this Lease, and provided no default has occurred, the Security Deposit shall be returned to the Tenant. No interest shall be payable on the Security Deposit. Should Landlord convey its interest under this Lease, the Security Deposit, or the part or portion thereof not previously applied, shall be turned over to Landlord’s grantees or assignees; and Tenant hereby releases Landlord from any liability with respect to the Security Deposit and Tenant agrees to look solely to such grantee or assignee for the return of the Security Deposit and this provision shall also apply to subsequent grantees or assignees. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of unpaid Minimum Rent, Additional Rent or other sums due and payable to Landlord by Tenant, then Tenant shall, upon written demand by Landlord, remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and Tenant’s failure to do so shall constitute a breach of this Lease for nonpayment of Rent.

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5.2 SECURITY AGREEMENT. As additional security for Tenant’s covenants and obligations under this Lease, Tenant hereby grants to Landlord a security interest in Tenant’s furniture, fixtures, equipment and inventory, together with all accessions thereto. Landlord shall have the right to file or record any appropriate financing statements to perfect its lien on such furniture, fixtures, equipment and inventory. If requested by Landlord for clarification purposes, Tenant shall provide a security agreement separate and apart from this Lease. Upon the occurrence of any event of default as defined in this Lease, Landlord shall have all rights with respect to the above named collateral granted a secured party pursuant to the Uniform Commercial Code or other applicable statutes. Except by the written consent of the Landlord, Tenant shall not execute or deliver any security interest in any furnishings, trade fixtures, equipment, machinery, or other property placed upon the Premises at any time other than that granted Landlord herein.

5.3 SECURITY IN ADDITION TO OTHER REMEDIES. The security given Landlord in this Article shall not limit, replace or obviate the remedies of Landlord upon a default by Tenant as described at Article XI below.

ARTICLE VI - CONSTRUCTION,

ALTERATIONS, MAINTENANCE AND REPAIRS

6.1 CONDITION OF THE PREMISES. Except for any initial construction set forth on Exhibit C-1 and Landlord’s duty to repair as provided in Section 6.3, Tenant hereby accepts the Premises “as is” without any representation, warranty or expectation as to the condition of the Premises, and Landlord makes no other representation or warranty of any kind, express or implied, with respect to the Premises, Shopping Center or the Lease (without limitation, Landlord makes no representation or warranty as to the habitability, fitness or suitability of the Premises or the Shopping Center for a particular purpose, or relating to the requirements, timelines or costs of permits, licenses or governmental approvals needed for Tenant’s operations, which shall be Tenant’s sole responsibility, or relating to the cost or availability of insurance required to be obtained by Tenant under this Lease; all of which Tenant has had an opportunity to investigate prior to the execution of this Lease). It is agreed that by accepting possession of the Premises, Tenant acknowledges (i) Landlord’s full and final completion of Landlord’s Work as set forth in Exhibit C attached hereto and made a part hereof, (ii) Landlord’s construction and delivery of the Premises to Tenant in the condition called for hereunder, and (iii) that the Premises were in good and satisfactory condition as of the time of such taking, subject, however, in all events, to Punch List Items (as defined in Section 6.2 below).

6.2 INITIAL CONSTRUCTION BY LANDLORD. The responsibility for performance and payment for the initial construction of improvements on and in connection with the Premises, if any, is set forth in Exhibit C-1 attached hereto and made a part hereof, and except as expressly set forth herein, Landlord is under no responsibility to make any changes to the Premises or the Shopping Center, make any representations, perform any act or service, or provide Tenant with any permits, certificates, drawings, or other materials or information as a requirement of delivery. Landlord shall use commercially reasonable efforts to substantially complete such construction in a timely manner, provided that in the event such substantial construction is delayed or hindered by strikes, casualties, fires, injunctions, inability to secure materials, restraints of law, actions of the elements, or any other causes beyond the reasonable control of Landlord, or by any acts or omissions of Tenant, then the construction period shall be extended to the extent of such delays.

Landlord’s Work shall be deemed to be “substantially completed” for all purposes under this Lease if and when the Landlord’s Work has been completed, except for minor, finish-out and so-called punch list items (collectively, “Punch List Items”) in substantial compliance with the plans and specifications therefor. Notwithstanding the foregoing, the Premises shall be deemed to have been “substantially completed” upon Landlord’s delivery of possession thereof to Tenant, unless Tenant, within ten (10) days after receipt of such possession, notifies Landlord in writing that the Premises have not been “substantially complete” and the specific, detailed reasons therefor. Tenant agrees that, within ten (10) days after Landlord’s delivery of the Premises to Tenant, Tenant shall inspect the Premises with Landlord or its representative and execute Landlord’s standard punch list (“Punch List”) which shall identify any uncompleted portions of Landlord’s Work agreed to by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the work to be included in the Punch List, the dispute shall be submitted to an architect selected by Landlord for resolution, whose decision as to the work to be included in the Punch List shall be final and binding on the parties. All costs and expenses incurred in connection with the resolution of any such dispute shall be shared equally by Landlord and Tenant. Tenant further agrees that at the request of Landlord from time to time thereafter, Tenant shall promptly furnish to Landlord a revised Punch List reflecting the completion of any prior Punch List Items. If Tenant fails to conduct such inspection or execute the Punch List, Landlord is authorized to complete and sign the Punch List on behalf of Tenant, which as so completed shall be binding upon Tenant.

Tenant, its agents, servants and contractors, prior to the delivery of possession of the Premises, shall have the right to enter upon the Premises, for the purpose of taking measurements or making Tenant’s improvements therein, but for no other purposes; provided, however, that such entry shall not interfere with or obstruct the progress of the work being done by Landlord and further provided Tenant has first delivered evidence of liability insurance in amounts as are required by the terms of this Lease.

6.3 LANDLORD’S DUTY TO REPAIR. Landlord shall, subject to Tenant’s reimbursement as provided in Section 4.3, maintain in good repair the exterior walls, roof, and sidewalks located on the Shopping Center, Common Areas, mechanical systems (excluding HVAC), electrical, plumbing and fire/life safety system located in the Common Areas of the Building systems, exterior windows of the Building, and elevators serving the Building. Tenant will maintain an elevator maintenance contract for the elevator which exclusively serves the Premises and Tenant shall be responsible for Fifty Percent (50%) any repairs and maintenance of such elevator. Upon receipt of an invoice from Landlord for any such repairs and maintenance, Tenant agrees to reimburse Landlord Fifty Percent (50%) within thirty (30) days following receipt of such invoice. Tenant agrees that it will not permit or authorize any person to go onto the roof of the building of which the Premises are a part without the prior written consent of Landlord. Landlord shall not be required to make any repairs to the exterior walls, roof, and sidewalks unless and until Tenant has notified Landlord in writing of the need of such repairs and Landlord shall have had a reasonable period of time thereafter to commence and complete said repairs. Landlord may at its sole discretion arrange for a maintenance contract of all roof structures, the cost of which shall be Tenant’s responsibility as to Tenant’s Proportionate Share thereof. Tenant shall pay, as Additional Rent to Landlord, its Proportionate Share of the cost of said repairs and maintenance incurred by Landlord.

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6.4 TENANT’S ALTERATIONS AND IMPROVEMENTS TO PREMISES. Tenant shall not make or cause to be made any alterations, additions or improvements to the building, or install or cause to be installed any interior signs, floor covering, exterior lighting, plumbing fixtures, shades or awnings, radio or television antennae, loud speakers, sound amplifiers or similar devices, or make any changes to the storefront or exterior of the building without first obtaining Landlord’s written approval and consent. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. Such approval shall not be deemed Landlord’s requirement that such work be done or that Landlord is a party to any contract for such work. No additions, alterations, changes or improvements shall be made which will weaken the structural strength, lessen the value of, or change the architectural appearance of any building or other construction. Landlord may condition its approval of any additions or alterations by Tenant on the requirement that Tenant or its contractor secure and bear the cost of a labor and materials payment bond for the amount of the proposed construction reflecting Landlord as an obligee. All building materials and fixtures installed by Tenant shall be new or completely reconditioned. At Landlord’s sole option, Tenant, at its sole cost and expense, shall, in connection with completion of its work, deliver copy of invoices lien waivers from the general contractors, all subcontractors and suppliers in such forms as provided by Landlord to Tenant upon request and a date down of the Landlord’s title policy, insuring no construction related exceptions including, but not limited to mechanic’s liens, resulting from work completed by or on behalf of Tenant. Prior to commencement of any work, Tenant shall provide certificates of insurance for worker’s compensation and liability insurance relating to such work in all amounts as are required by Landlord and naming Landlord, Landlord’s mortgagee and such other parties as are designated by Landlord, as additional insured parties. All alterations, improvements, additions and fixtures made or installed by Tenant as aforesaid shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord, unless Landlord shall, prior to the expiration or termination of this Lease, have given written notice to Tenant to remove the same, in which event Tenant shall remove the same and restore the Premises to the same good order and condition in which it was at the commencement of this Lease. Should Tenant fail so to do, Landlord may do so, collecting, at Landlord’s option, the cost and expense thereof from the Tenant as Additional Rent, together with a fee of Five Hundred and No/100 Dollars ($500.00) for the administrative costs thereof.

6.5 SIGNS. Tenant shall not place, alter, exhibit, inscribe, point, or affix any sign, awning, canopy, advertisement, notice or other lettering on any part of the outside of the Premises or of the building of which the Premises is a part, or inside the Premises if visible from the outside, without first obtaining the Landlord’s written approval thereof; and Tenant further agrees to maintain such sign, awning, canopy, decoration, advertising matter, lettering, etc., as may be approved in good condition and repair at all times, and repair all damage to the Premises that is caused by the installation, maintenance or removal of such signs, lettering, etc. All signs shall comply with the sign criteria provided by Landlord in Exhibit D and the Tradition Master Sign Program dated June 19, 2008 provided to Tenant, and Tenant shall be obligated to install at least one sign in conformance with, as well as any additional signs required by, such sign criteria. All tenant signs shall, at Tenant’s cost, comply with applicable laws, codes, ordinances, rules and regulations. If directed by Landlord, Tenant, at its sole cost, shall remove all signs upon the termination of the Lease and will repair all damage caused by such removal.

6.6 FURNITURE, TRADE FIXTURES AND EQUIPMENT. Tenant shall not cut or drill into, or secure any trade fixture, apparatus or equipment of any kind to any part of the Premises without first obtaining the written consent of Landlord. All furnishings, trade fixtures, equipment, and machines installed by Tenant in the Premises shall be new or completely reconditioned and remain the property of Tenant subject to Landlord’s security interest as defined in Section 5.2 above and shall be removable by Tenant subject to Landlord’s security interest as defined in Section 5.2 above at the expiration or earlier termination of this Lease or any renewal or extension thereof, provided that in the event of such removal Tenant shall promptly restore the Premises to their original order and condition. Any such equipment not removed at or prior to such termination shall, at Landlord’s option, be and become the property of Landlord. If any personal property is leased or otherwise owned by a third party, Tenant shall provide Landlord with the identity of the owner in sufficient detail for Landlord to be able to communicate with such owner.

6.7 INITIAL INSTALLATION AND IMPROVEMENTS BY TENANT. Tenant, prior to commencing any work in, at or upon the Premises, shall submit to Landlord for Landlord’s prior written approval: (i) complete architectural, electrical and mechanical plans and specifications covering all work which Tenant proposes to do in the Premises, including the installation of any fixtures therein, whether such work is to be done by Tenant or by others, (ii) sworn statements from Tenant and its general contractor, including the names, addresses and copies of contracts for all contractors and materials suppliers; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements and payment of all impact, usage or other fees; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord, Landlord’s mortgagee and such other parties, as designated by Landlord, as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such work. All plans and specifications shall be prepared in such detail as is required by the applicable governmental jurisdiction in which the Shopping Center is located and, if such applicable governmental jurisdiction does not require submittal of such plans and specifications, then in such detail as Landlord reasonably requires and Tenant agrees not to commence work upon any portion of the Premises until Landlord has approved such plans and specifications in writing. Landlord agrees to act with reasonable promptness with respect to the approval or non-approval of such plans and specifications. Any changes in said plans or specifications must be similarly approved, in writing, by Landlord.

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Upon receiving possession of the Premises from Landlord, Tenant, at its sole expense, shall with due diligence proceed to commence work on these initial improvements and alterations to the Premises and to install such furnishings, trade fixtures and equipment and to perform such other work as shall be necessary or appropriate in order to prepare the Premises for the opening of business. In the event that Tenant does not open the Premises for the conduct of its business on or before the Tenant Opening Date, such shall be considered to be a Tenant default and will be governed by the provisions of Section 11.1 (5). Landlord, in addition to all other remedies hereunder as provided in Section 11.2, shall also have the right to terminate this Lease by giving Tenant notice of such termination, whereupon this Lease shall be terminated unless within seven (7) days of the giving of said written notice of termination, Tenant shall have opened the Premises for the conduct of its business.

All of Tenant’s work and installations shall be done in a first-class, workmanlike manner using qualified labor and high quality material and in compliance with all laws, rules, regulations and orders of all governmental authorities having jurisdiction thereof and free of liens and claims for liens. Tenant’s work shall be conducted so as not to interfere with other work in progress in the Premises or the Shopping Center or with other tenants’ business and, in the performance of Tenant’s work, Tenant shall engage and employ only such labor as will not cause any conflict or controversy with any labor organization representing trades performing work for Landlord or others in the Shopping Center, or any part thereof, including the Premises. At Landlord’s sole option, Tenant at its sole cost and expense, shall, in connection with the completion of its work, deliver a general contractor’s affidavit, copies of invoices, lien waivers from the general contractor, all subcontractors and suppliers in such forms as provided by Landlord to Tenant upon request and a date down of Landlord’s title policy, insuring no construction related exceptions including, but not limited to mechanic’s liens, or lien exceptions resulting from work completed by or on behalf of Tenant.

Tenant shall, at Tenant’s own expense, promptly remove from the Premises and the Shopping Center area all trash and debris which may accumulate in connection with Tenant’s work in the Premises. Tenant, prior to delivery of possession, shall with the prior consent of Landlord be permitted to install fixtures and equipment. Any work done by Tenant prior to delivery of possession of the Premises shall be done in a manner as will not interfere with the progress of the work by Landlord of completing construction and Landlord shall have no liability or responsibility for loss of, or any damage to fixtures, equipment or other property of Tenant so installed or placed on the Premises.

Tenant will obtain, at its sole cost, a certificate of occupancy or similar approval and deliver a copy thereof to Landlord upon completion of Tenant’s work.

6.8 MECHANIC’S LIENS. If Tenant makes any alterations or improvements in the Premises, Tenant must pay for same when made. Nothing in the Lease shall be construed to authorize Tenant or anyone dealing with or under Tenant, to charge the rents of the Premises, or the property of which the Premises form a part, or the interest of Landlord in the estate of the Premises, or any person under and through whom Landlord has acquired its interest in the estate of the Premises, with a mechanic’s lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of Landlord in the making of any such alterations or improvements to the Premises. If a mechanic’s or materialmen’s lien is threatened by any contractor or supplier, or in the event of the filing of a notice of any such lien, Tenant will promptly pay same and take steps immediately to have same removed. If the lien is not removed within ten (10) days from the date of written notice from Landlord, Landlord shall have the right at Landlord’s option to cause the same to be discharged by record of payment, deposit, bond or order of a court of competent jurisdiction or otherwise, or to pay any portion thereof and of the amounts so paid, including attorneys’ fees and expenses connected therewith, together with interest on all of the foregoing at the per annum rate equal to the lesser of eighteen percent (18%) or the maximum rate permitted by law, shall be Additional Rent due from Tenant to Landlord and shall be paid to Landlord immediately upon rendition to Tenant of bill. Tenant will indemnify, defend and hold harmless Landlord from and against all loss, claims, damages, costs or expenses suffered by Landlord by reason of any repairs, installations or improvements made by Tenant. Tenant will provide insurance certificates from all contractors performing Tenant’s work in form and substance as is required by Tenant under this Lease.

No mechanics’ or materialmens’ liens or mortgages, deeds of trust, or other liens of any character whatsoever created or suffered by Tenant shall in any way, or to any extent, affect the interest or rights of Landlord in any buildings or other improvements on the Premises, or attach to or affect Landlord’s title to or rights in the Premises including, but not limited to, Landlord’s reversionary interest or other estate or interest of Landlord in the Premises. Tenant shall notify all contractors constructing such improvements or supplying labor and/or materials that no mechanics’ lien filed by Tenant’s contractors shall extend to Landlord’s interest in the Premises or the Shopping Center, in accordance with Section 713.10, Florida Statutes.

6.9 TENANT’S DUTY TO REPAIR AND MAINTAIN PREMISES. Tenant, at its sole cost and expense, shall keep and maintain in good order, condition and repair (including any such replacement, periodic painting, and restoration as is required for that purpose) the Premises and every part thereof and any and all appurtenances hereto located, including, but without limitation, the exterior and interior portion of all doors, door checks, ~~windows, plate glass, store front~~, all plumbing and sewage facilities within the Premises including free flow up to the main sewer line, fixtures, heating and air conditioning and electrical systems (whether or not located in the Premises), sprinkler systems, walls, floors and ceilings (including (i) any damage to the walls, floors, ceilings or the other areas of the Premises or (ii) any mold or mildew condition on the walls, floors, ceilings or the other areas of the Premises, caused by or resulting from moisture on or about the Premises), motors applicable to the Premises, and all alterations, improvements and installations made by Tenant under the terms of this Lease and any exhibits thereto, as herein provided; any repairs required to be made in the Premises due to burglary of the Premises or other illegal acts on the Premises or any damage to the Premises caused by a strike involving the Tenant or its employees.

Tenant shall maintain and bear the expense of the light fixtures and bulbs, any sprinkler system, air-conditioning units and filters, janitorial services, interior pest control, and the like. In the event that any governmental regulations or insurance company insuring the Shopping Center or the Premises, from time to time, shall require modifications including, but not limited to, emergency lighting to be installed in the Premises, the installation and the maintenance of the same, including providing of battery power, shall be the responsibility of Tenant. Tenant will not cause or permit accumulation of any debris or extraneous matter on the roof of the Premises and will be responsible for any damage caused to the roof by any acts of the Tenant, its agents, servants, employees or contractors of any type or nature.

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At all times during the Term, Tenant, at its sole cost and expense, shall maintain a maintenance contract in effect with a licensed competent contractor for the consistent periodic (which shall be at least quarterly, or more frequently if required by any manufacturer’s warranty) inspection and maintenance of all heating, ventilation and air conditioning (“HVAC”) systems located on or for the use of the Premises. If the permitted use of the Premises is as a restaurant or other prepared food provider, Tenant will install a grease trap prior to opening for business. Tenant, at its sole cost and expense, shall maintain in effect at all times during the term of the Lease (or so long as the use of the Premises includes a restaurant or other food provider) a grease trap maintenance contract for the consistent and periodic inspection and maintenance of all grease traps located on or which service the Premises. All HVAC and grease trap maintenance contracts will be entered into with responsible, experienced providers. Tenant is obligated to provide copies of all such maintenance contracts to Landlord on an annual basis.

If Tenant refuses or neglects to commence and to complete repairs or maintenance required herein promptly and adequately, Landlord may, but shall not be required to, make and complete said repairs and Tenant shall be liable for the cost thereof to Landlord as Additional Rent. Except to the extent otherwise expressly provided in Section 6.3 above, or Sections 9.1 or 9.2 below, Landlord shall not be obligated to repair, replace, maintain or alter the Premises, and Tenant waives all laws in contravention thereof.

ARTICLE VII - USE OF PREMISES

7.1 TENANT’S USE OF THE PREMISES. Tenant shall use and occupy the Premises only for those permitted uses reflected in Section 1.7 of the Abstract of Lease and for no other purpose without Landlord’ s prior written consent. Additionally, Tenant shall not violate in any manner (a) the exclusive use rights granted by Landlord to other tenants in the Shopping Center when Tenant has received written notice of such exclusive use rights, (b) any use restriction or prohibition contained in any document of record of which Tenant has been provided a copy, or (c) any of the Prohibited Uses set forth in Exhibit F-1or the Shopping Center Exclusives and Restrictions as set forth in Exhibit F-2 attached hereto and made a part hereof. If any conflict shall develop between Tenant and any other tenant of the Shopping Center regarding any provisions in this Lease or in leases to other tenants in the Shopping Center, Landlord shall be the sole arbitrator of such conflict. Landlord’s decision shall be binding on Tenant and Landlord shall incur no liability to Tenant as a result of any such determination made by Landlord hereunder. If Landlord permits a deviation from any provision of this Lease, the permission, to be effective, must be in writing and Landlord in its sole discretion may withhold or revoke such permission. Failure of Landlord to enforce any provision in this Lease or in leases to any other tenant in the Shopping Center shall be at Landlord’s sole discretion and Landlord shall incur no liability to Tenant as a result of any determination made by Landlord. Furthermore, if Tenant’s use of the Premises or any improvement constructed by Tenant in, at or upon the Premises or the Shopping Center causes the imposition of any impact fees against any portion of the Shopping Center, then Tenant shall pay such fees prior to delinquency.

Notwithstanding anything contained in this Lease to the contrary, neither Tenant nor any person, firm, or corporation directly or indirectly affiliated with Tenant nor Tenant’s franchisers, subsidiaries, parents, partners or shareholders (in a closely held corporation) shall conduct or operate, within the Restricted Area during the Term, any commercial establishment for the same or a similar use as the permitted use described in Section 1.7 of the Abstract of Lease. Nothing contained in this Lease is intended to (or shall) limit or restrict the Landlord and its affiliates, successors and/or assigns or any other tenant and their successors and/or assigns from engaging in one or more types of retail businesses. Tenant will at all-time be the operator and manager of the Premises. Any attempt to use a management contract, concession agreement or any other arrangement whereby the operation of the business of the Premises will be other than by Tenant shall constitute a violation of this Lease.

7.2 USE OF COMMON AREAS. All facilities furnished by Landlord in the Shopping Center and designated for the general use, in common, of occupants of the Shopping Center, including Tenant hereunder, their officers, agents, employees and customers, including, but not limited to, parking areas, streets, sidewalks, canopies, roadways, loading platforms, washrooms, shelters, ramps, landscaped areas and other similar facilities, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right from time to time to change the area, level, location and arrangement of such parking areas and other facilities above referred to; and make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common facilities. Tenant hereunder and any other subtenants and licensees shall comply with all rules and regulations made by Landlord pertaining to the operation and maintenance of said common facilities, including, but not limited to, such reasonable requirements pertaining to sanitation, handling of trash and debris, loading and unloading of trucks and other vehicles, and safety and security against fires, theft, vandalism, personal injury and other hazards. The parking area shall be limited to parking for customers and employees of tenants of the Shopping Center, Landlord and any other parties permitted by Landlord from time to time, and Tenant and its employees may not park in any portion of the parking area, except that portion thereof, if any, designated or which may hereafter be designated as “Employees’ Parking Area.” Landlord retains the right to grant exclusive parking rights to portions of the Shopping Center to other tenants of the Shopping Center. Landlord shall have the exclusive right at any and all times to close any portion of the common areas for the purpose of making repairs, changes or additions thereto and may change the size, area or arrangement of the parking areas or the lighting thereof within or adjacent to the existing areas and may enter into agreements with adjacent owners for cross-easements for parking, ingress or egress.

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7.3 CONDUCT OF TENANT’S OPERATIONS.

~~A. Subject to inability by reason of strikes or labor disputes or unavailability of goods or other reasons beyond Tenant’s reasonable control, Tenant shall, at all times during the Term, carry at all times in the Premises a stock of merchandise of such size, character and quality as shall be reasonably designed to produce the maximum return to Landlord and Tenant. Tenant shall, at all times during the Term, conduct its business in the Premises a minimum time period from 10:00 A.M. to 9:00 P.M. on Mondays through Saturdays and from ll:00 A.M. to 5:00 P.M. on Sundays (except for state and federal designated holidays), and shall continuously and uninterruptedly occupy the Premises and operate the store throughout the Term for the use permitted by this Lease in an efficient, professional and first-class manner and maintaining a full staff of trained, experienced and qualified employees. Tenant shall be liable to Landlord for any and all suits, damages, liabilities, losses (including loss or diminution of rents or profits), costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) paid, suffered or incurred by Landlord as a result of Tenant’s failure to comply with its obligations under this subsection A. Nothing contained in this subsection A is intended to or shall restrict or limit any other remedies available under this Lease, at law and in equity for Tenant’s failure to comply with its obligations hereunder.~~

B. At all times throughout the Term, and without limitation of Tenant’s other obligations set forth in this Lease, Tenant shall:

(1) comply with any and all requirements of any of the constituted public authorities, and with the terms of any State or Federal law, statute or local ordinance or regulation applicable to Tenant for its use, safety, cleanliness or occupation of the Premises including, but not limited to, the requirements of any applicable permitting or licensing authorities (including payment of such costs), the requirements of the Americans with Disabilities Act and requirements of any insurer of the Shopping Center or the Premises, and shall defend and hold Landlord harmless from penalties, liens, costs, expenses or damages resulting from Tenant’s failure to do so.

(2) Give to Landlord prompt written notice of any accident, fire damage or environmental condition occurring on or to the Premises or of any leaks, moisture buildup on or about the Premises.

(3) Load and unload goods at such times in the areas and through such entrance as may be designated for such purposes by Landlord. Such trailers or trucks shall not be permitted to remain parked overnight in any area of the Shopping Center, whether loaded or unloaded.

(4) Comply with all reasonable rules and regulations of Landlord in effect at the time of the execution of this Lease or at any time or times, and from time to time, promulgated by Landlord, which Landlord in its sole discretion shall deem necessary in connection with the Premises, the building of which the Premises are a part, or the Shopping Center. Landlord agrees that it shall not enforce any such rules and regulations in an arbitrary and capricious manner.

(5) Tenant shall maintain complete and attractive display windows in the Premises. Tenant shall keep all display windows clean and shall keep the same illuminated during normal business hours and at such other times as Landlord may from time to time reasonably require.

(6) Tenant shall not commit or permit any waste upon the Premises nor shall Tenant perform any act or carry on any practice which may injure the Premises, any other space in the Shopping Center or any other tenant or occupant of the Shopping Center, or cause any offensive odor, noise or vibration, or constitute a nuisance or menace to any other occupant or other persons in the Shopping Center, and in no event shall any offensive noises be emitted from the Premises.

(7) Tenant shall keep trash and refuse in covered trash receptacles authorized by Landlord, which trash receptacles shall be kept within the Premises at all times, and in no event stored outside of the Premises. Tenant shall cause such trash and refuse to be removed from the Premises in the manner, at such times, and in such areas as Landlord may designate for such purpose. If Landlord provides for trash removal by a contractor, Tenant shall use such contractor for its trash removal and pay when due all charges assessed in connection with such trash removal at the rates established therefor. Tenant shall ensure that no trash, garbage and refuse accumulate.

(8) Tenant will at its expense (a) keep the inside and outside of all glass in the doors and windows of the Premises clean; (b) keep all the walls and interior and exterior store surfaces of the Premises clean, dry and free from mold and mildew; (c) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insect, rodents, vermin and other pests; (e) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; and (f) conduct its business in all respects in a manner consistent with the quality and standards of operation of the Shopping Center and in a dignified manner and in accordance with high standards of store operation.

(9) Tenant agrees that neither it nor anyone taking under through it shall operate nor cause or permit to be operated from or at the Premises a catalogue, Internet, mail order or an “800-type” phone-order facility, or a wholesale, discount, outlet, “warehouse,” “dollar-type” or unit price store. In regard to the use and occupancy of the Premises and the Common Areas of the Shopping Center, Tenant will not: (i) place or maintain any merchandise, trash, debris, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises; (ii) use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, public address systems, sound amplifiers, or the reception of radio, television or other media broadcasts which is in any manner audible or visible outside of the Premises; (iii) permit undue accumulations of or burn garbage, trash, rubbish or other debris within or without the Premises; (iv) cause or permit objectionable odors in Landlord’s reasonable opinion to emanate or to be dispelled from the Premises; (v) cause water to accumulate, pool or cause leaks into adjacent premises, (vi) solicit business in any area of the Shopping Center outside the Premises; (vii) distribute handbills or other matter in any area of the Shopping Center outside the Premises; (viii) receive or ship articles of any kind outside the designated loading areas for the Premises; (ix) use any plaza, exterior areas, corridor, sidewalk, or any other area of the Shopping Center adjacent to or near the Premises for the sale or display of any merchandise or for any other business use, occupation or undertaking; (x) conduct or permit to be conducted any auction, sidewalk sale, distress sale, fire sale, going out-of-business sale, or the like; (xi) use or permit the use of any portion of the Premises for any unlawful purpose or for any activity of a type which is not generally considered appropriate for high-caliber, urban, shopping areas conducted in accordance with good and generally accepted standards of operation; (xii) place a load upon any floor that exceeds the floor load that the floor was designed to carry; or (xiii) deface, damage or demolish any sign, light standard or fixtures, landscaping material or other improvement or property in any areas of the Shopping Center outside the Premises.

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(10) Tenant shall not do, or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, or on the building of which the Premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession hereunder. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as Additional Rent any and all increase or increases of premiums on insurance carried by Landlord on the Premises, the Shopping Center or any part thereof, caused in any way by the occupancy of Tenant.

7.4 RIGHTS RESERVED BY LANDLORD. All of the following rights are reserved by Landlord, each of which Landlord may (but without obligation to) exercise without notice or liability to Tenant. The exercise of such rights by Landlord shall not be deemed an eviction, disturbance or disruption of Tenant’s use or possession of the Premises.

A. EASEMENTS. Landlord expressly reserves all rights in and with respect to the land hereby leased not inconsistent with Tenant’s use of the Premises as provided in the Lease, including (without in any way limiting the generality of the foregoing) the rights of Landlord to establish common areas and grant parking easements to others and to enter upon the Premises and to grant, in Landlord’s sole discretion, easements to others (even before the establishment of common areas) for the purpose of installing, using, maintaining, renewing and replacing such overhead or underground water, gas, sewer and other pipe lines, and telephone, electric, and power lines, cables and conduits.

B. INSPECTION, REPAIR AND INSTALLATION. Landlord reserves the right to, at all reasonable times, by itself or its duly authorized agents, employees and contractors to go upon and inspect the Premises and every part thereof, to enforce or carry out the provisions of this Lease, at its option to make repairs, alterations and additions to the Premises or the building of which the Premises are a part, to perform any defaulted obligation of Tenant or for any other proper purposes. Landlord also reserves the right to install or place upon, or affix to the roof and exterior walls of the Premises, equipment, signs, displays, antenna, cables and any other object or structure of any kind, provided the same shall not materially impair the structural integrity of the building or interfere with Tenant’s occupancy.

C. PRESENTATION FOR SALE OR LEASE. At all times during the Term and Extended Term (if exercised), Landlord hereby reserves the right ~~during normal business hours~~ to enter the Premises and to exhibit the same for purposes of sale, lease or mortgage, and, ~~during the last twelve (12) months of the term of this Lease,~~ to exhibit the same to any prospective tenant, and to display a “For Sale” sign at any time, and also after notice from either party of their intention to terminate this Lease, ~~or at any time within twelve (12) months prior to the expiration of this Lease~~, a “For Rent” sign, a “For Sale” sign, or both, as Landlord shall require, except on doors leading into the Premises.

7.5 HAZARDOUS MATERIALS.

A. HAZARDOUS MATERIALS. Tenant shall comply with all environmental laws relating to Hazardous Materials (as hereinafter defined) affecting the Premises, the Shopping Center and the improvements thereon, and the business conducted thereon by Tenant, or any activity or condition on or in the Premises. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, and which is stored, used, disposed of or released in violation of any law, rule, regulation or order of any local governmental authority, the state in which the Premises is located or the United States Government. Without limiting the generality of the foregoing, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Premises or the Shopping Center by itself or its agents, employees, contractors or invitees without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, the Shopping Center or any adjacent property, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, without limitation, diminution in value of the Premises, the Shopping Center, and/or adjacent property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Shopping Center, and/or adjacent property, damages arising from any adverse impact on occupying or marketing of the Premises, the Shopping Center, and/or adjacent property, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees which arise during or after the term or extended term of this Lease as a result of such contamination. This indemnification includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises, the Shopping Center, and/or adjacent property. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or Shopping Center caused or permitted by Tenant results in any contamination of the Premises, the Shopping Center, and/or adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, the Shopping Center, and/or adjacent property to the condition existing prior to the introduction of any such Hazardous Material to the Premises, the Shopping Center, and/or adjacent property; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions are in accordance with all applicable laws and governmental requirements and would not potentially have any material adverse long-term or short-term effect on the Premises, the Shopping Center, and/or adjacent property.

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B. INSPECTION. Landlord shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the requirements of this Section 7.5. If Tenant is not in compliance with the requirements of this Section 7.5, Landlord shall have the right, but not the obligation, to immediately enter upon the Premises to remedy any condition which is in violation of the terms of this Lease or caused by Tenant’s failure to comply with the requirements of this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant’s business as a result of any such entry by Landlord. The provisions of this Section 7.5 shall survive the expiration or earlier termination of this Lease and Tenant’s surrender of the Premises to Landlord.

ARTICLE VIII - LIABILITY INSURANCE AND INDEMNIFICATION

8.1 ALLOCATION OF RISKS AND INSURANCE.

A. OPERATION OF SHOPPING CENTER AND COMMON FACILITIES. Landlord bears the risk of and may insure, as practical or required by a lender of Landlord, the operation of the Shopping Center as a whole or the common facilities. Such insurance may include, but is not limited to, general liability, umbrella liability, bodily injury, public liability, property damage liability, automobile insurance, sign insurance and the like in limits selected by Landlord. Tenant shall pay to Landlord its Proportionate Share of such insurance as provided in Section 4.3 above.

B. PREMISES AND SHOPPING CENTER. Landlord bears the risk of and shall keep the buildings and improvements forming at any time a part of the Premises insured against loss or damage by fire, with extended coverage and vandalism and malicious mischief endorsement or their equivalents, in such insurance companies as Landlord shall select and in amounts not less than eighty percent (80%) of the replacement cost of the building and structures insured with loss payable thereunder to Landlord and to any authorized encumbrances of Landlord (with standard mortgagee loss payable clause) in accordance with their respective interests. Landlord may also maintain rent insurance equal to at least one year’s Rent. If the Lease is canceled for any reason or if Tenant has committed an event of default which has not been cured, all insurance proceeds shall be paid and retained by Landlord, subject to the rights of any authorized encumbrances of Landlord. Tenant shall pay to Landlord its Proportionate Share of such Insurance as provided in Section 4.3 above. Tenant agrees not to keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy. It is agreed between the parties that in the event the insurance rates applicable to fire and extended coverage insurance covering the within Premises shall be increased by reason of any use of the Premises made by the Tenant, then Tenant shall pay to Landlord such increase in Insurance as shall be occasioned by said use.

C. PROPERTY OF TENANT. Tenant agrees that all property owned by it in, on, or about the Premises shall be at the sole risk and hazard of the Tenant. Landlord shall not, regardless of fault, be liable or responsible for any loss of or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, steam, gas, leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Premises or elsewhere.

[PLEASE CAREFULLY REVIEW LANDLORD’S INSURANCE REQUIREMENTS BELOW WITH YOUR INSURANCE BROKER/AGENT. TENANT MUST HAVE PROPER/CORRECT CERTIFICATE OF INSURANCE BEFORE POSSESSION OF THE PREMISES CAN BE TENDERED BY LANDLORD.]

D. OPERATIONS OF TENANT. All operations conducted by Tenant shall be at Tenant’s sole risk. In addition, Tenant shall procure insurance for its operations as specified in the Abstract of Lease and as follows:

(1) Liability Insurance: Tenant shall keep in force and at its own expense Commercial General Liability (CGL) insurance, which shall be on a primary and non-contributory basis, naming as Additional Insured parties, Landlord, Landlord’s property management company, and any mortgagees designated by Landlord, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with single limits of liability of not less than $1,000,000 for bodily injury and property damage per Occurrence, $2,000,000 for bodily injury and property damage for General Aggregate, and Fire Legal Liability insurance in amounts sufficient to cover the replacement costs of the Premises and loss of use thereof.

~~(2) Plate Glass Insurance: Tenant shall keep and maintain in force during the Term hereof, plate glass insurance upon windows and doors in the Premises.~~

(3) Dram Shop/Liquor Liability Insurance: In the event that at any time during the Term of the Lease or any extension or renewal thereof, drugs, prescription drugs, beer, wines or other alcoholic liquors or beverages are sold or given away upon or from the Premises (it being understood and agreed, however, the foregoing provision shall not authorize the use of the Premises for such purposes without the express written consent of the Landlord being set forth otherwise in this Lease), Tenant shall, at its sole expense, obtain, maintain, and keep in force, adequate Dram Shop/Liquor Liability insurance protecting both Tenant and Landlord in connection therewith with policy as required, from time to time, under the laws of the state in which the Premises are located and with a minimum coverage of the greater of (a) $1,000,000 per occurrence or (b) the amount required by the laws of the state where the Premises are located. In the event Tenant shall fail to procure such insurance, then sales of the foregoing products shall be suspended immediately until such coverage is again in force.

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(4) Physical Damage Insurance including, but not limited to, fire, sprinkler leakage, vandalism and all other risks of direct physical loss as insured against under special broad form coverage endorsement for the full replacement cost of all additions, improvements and alterations to the Premises and providing that Landlord and any other parties designated by Landlord from time to time are loss payees or additional insureds as their interests may appear, and covering all furniture, trade fixtures, equipment, machinery, movable partitions, wall and floor coverings, inventory, merchandise and all other items of Tenant’s property on the Premises and any alterations to the Premises made by Tenant. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clause of the policies of insurance and with deductibles no greater than $10,000. In the event of a loss, the proceeds of such insurance shall be used for the repair or replacement of the property insured.

(5) Worker’s Compensation Insurance covering all employees, agents and contractors of Tenant performing work in, on, or with respect to the Premises, in amounts not less than those required by applicable law.

(6) Employers liability insurance covering all employees, agents and contractors of Tenant performing work in, on or with respect to the Premises, in amounts not less than $500,000 for each accident and $500,000 for diseases. $500,000 for disease – Each Employee, and $500,000 for Disease-Policy Limit.

(7) Extra expense and business interruption insurance including loss of rents for periods and with limits not less than twelve (12) months of Minimum Rent and Additional Rent, naming Landlord as loss payee.

(8) Automobile Insurance on a primary and non-contributory basis covering all owned, non-owned and hired automobiles with limits of liability of not less than $1,000,000 for bodily injury to any one person, and $1,000,000 for property damage for each accident.

(9) Umbrella or Excess Liability coverage in amounts not less than $5,000,000 in excess of the CGL insurance required in D (1) hereinabove.

(10) Any such other types, coverages and amounts of insurance (including increases to the foregoing) as may be required from time to time by landlords of real estate properties similar to the Shopping Center (in size, age, tenant mix, etc.) in the metropolitan area where the Premises is located.

E. REQUIREMENTS OF ALL POLICIES. All insurance policies required of Tenant in this Lease shall name as additional insured Landlord (and upon request, any other party named by Landlord) and shall contain an express waiver of any right of subrogation against Landlord and other named additional insured designated by Landlord. Said policies shall be in Class “A” companies authorized to write such coverage in the state in which the Premises are located and shall be acceptable to Landlord and/or its lender (which shall be named as an additional insured if requested in writing). Tenant will further deposit the policy or policies of such insurance or certificates thereof (on Acord forms - the form attached hereto as Exhibit H and made a part hereof) with Landlord with evidence of payment of premium at all times commencing with the date Tenant first enters upon the Premises for any purpose. Each policy shall provide against cancellation without thirty (30) days prior written notice to the named insureds. The deductibles on all such insurance will be in amounts acceptable to Landlord. Tenant will pay all deductible amounts under all such insurance policies.

F. FAILURE TO PROCURE INSURANCE. In the event Tenant shall fail to procure insurance required under this Article and fail to maintain the same in force continuously during the Term, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord for such premium expense.

G. Waiver of Subrogation. Without limiting the generality of any other waivers of claims contained in this Lease, Landlord and Tenant hereby waive any and all claims and rights of recovery against the other and their respective officers, directors, employees, agents and representatives for any loss or damage to their respective properties or interests (including business interruption and rent loss), to the extent such loss or damage is insured against, or required to be insured against pursuant to the terms of this Lease, by Landlord or Tenant (as applicable) pursuant to this Article VIII, regardless of fault or negligence and regardless of the amount of insurance proceeds actually collected or collectible under any insurance policies in effect, and Landlord and Tenant each represent and warrant to the other that all such policies permit such waiver and contain, and will contain, enforceable waiver of subrogation endorsements. Nothing contained herein shall serve as a waiver for any deductible or self-insured risk. In addition, Landlord and Tenant agree that in the event of any loss or damage to their respective properties or interests (including business interruptions or loss), the party suffering the loss shall resort to its insurance coverage prior to asserting any claim or demand against the party causing the loss.

8.2 INDEMNIFICATION AND WAIVER OF CLAIMS.

A. INDEMNIFICATION. Subject to Landlord’s waiver contained in Section 8.1G above, Tenant shall indemnify and defend Landlord and hold it harmless from and against any and all claims, actions, damages, liability and expense including, without limitation, court costs and reasonable attorneys’ fees suffered, paid or incurred by Landlord (1) in connection with loss of life, personal injury and/or damage to or theft or misappropriation or loss of property occurring in or about, or arising from or out of, the Premises and adjacent sidewalks and loading platforms or areas or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, invitees, customers or employees unless such claim, action, damage, liability or expense is the result of the intentional and willful misconduct or the gross negligence of Landlord, or (2) from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease. Subject to the waivers contained in Section 8.1G above and subsection B below, Landlord shall indemnify and defend Tenant and hold it harmless from and against any and all claims, actions, damages, liability and expense including, without limitation, court costs and reasonable attorneys’ fees suffered, paid or incurred by Tenant in connection with loss of life, personal injury and/or damage to or theft or misappropriation or loss of property occurring in or about, or arising from or out of, the Shopping Center (other than the Premises) caused by the intentional and willful misconduct or gross negligence of Landlord, its agents or employees unless such claim, action, damage, liability or expense is the result of any act or omission of Tenant, its agents, contractors, invitees, customers or employees.

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B. WAIVER OF CLAIMS. Landlord and Landlord’s agents, employees and contractors shall not be liable for, and Tenant hereby releases all claims for, damage or injury to person and property or theft or loss of use of property and loss of business sustained by Tenant or any person claiming through Tenant resulting from any theft, fire, accident, occurrence, injury or condition in or upon the Premises or building of which they shall be a part, including, but not limited to, such claims for damage resulting from: (i) any defect in or failure of plumbing, heating or air-conditioning equipment, sprinkler, electric wiring or installation thereof, water pipes, stairs, railings or walks; (ii) any equipment or appurtenances becoming out of repair; (iii) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, drain, sprinkler or any other pipe or tank in, upon of about such building or Premises; (iv) the backing up or overflow of any sewer pipe drain, retention pond, storm water drainage or downspout; (v) the escape of gas, steam or hot water; (vi) water, snow or ice being upon or coming through the roof or any other place upon or near such building or Premises or otherwise; (vii) the falling of any fixture, plaster or stucco; (viii) broken glass; and (ix) any act or omission of co-tenants or other occupants of said building or of adjoining or contiguous property or buildings including their employees, licensees and invitees. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party hereto against the other with respect to such damage or destruction are waived, and all policies of fire and/or extended coverage or other insurance covering the Premises or its contents shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insureds have waived the right of recovery from any person or persons prior to the date and time of loss or damage, if any.

ARTICLE IX - LOSS, DESTRUCTION OR

TAKING OF PREMISES OR SHOPPING CENTER

9.1 FIRE OR OTHER CASUALTY. Tenant shall give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Premises. Thereupon, Landlord’s obligation concerning the repair or reconstruction of the Premises will be as follows:

A. PARTIAL DESTRUCTION OF PREMISES. If the Premises shall be damaged by the elements or other casualty or by fire, not due to Tenant’s intentional acts or negligence, but are not thereby rendered untenantable in whole or in part, Landlord shall promptly after receipt of insurance proceeds cause such damage to be repaired, and the Rent shall not be abated. If by reason of any such occurrence, the Premises shall be rendered untenantable only in part, Landlord shall promptly after receipt of insurance proceeds cause the damage to be repaired and the Rent meanwhile shall be abated proportionately as to the portion of the Premises and only for the time such Premises are rendered untenantable.

B. SUBSTANTIAL DESTRUCTION OF PREMISES. If the Premises shall be rendered wholly untenantable by reason of such occurrence (i.e., destruction of 25% or more), and Tenant actually shall not be operating in any portion of the Premises, then Landlord shall promptly after receipt of insurance proceeds cause such damage to be repaired, and the Rent shall meanwhile be abated in whole, provided, however, that Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days from and after said occurrence, to elect not to reconstruct the destroyed Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the said occurrence, the Rent to be adjusted as of such date. If Landlord shall not have completed such repairs within one (1) year after the occurrence of such fire or other casualty, then Tenant shall have the right to terminate this Lease by delivering notice thereof to Landlord prior to such completion.

C. DESTRUCTION OF SHOPPING CENTER. If the Shopping Center shall be damaged by the elements or other casualty or by fire, not due to Tenant’s negligence and which damage does not render the Premises untenantable in whole or in part, Landlord shall promptly after receipt of insurance proceeds cause such damage to be repaired and the Rent shall not be abated. If the Shopping Center or any premises (other than the Premises) located thereon suffers damage or destruction of a substantial nature (i.e., destruction of 10% or more of the Shopping Center), which damage or destruction does not render the Premises untenantable in whole or in part, Landlord shall after receipt of insurance proceeds cause such damage to be repaired and the Rent shall not be abated; provided, however, that Landlord shall have the right to be exercised by notice in writing to be delivered to Tenant within sixty (60) days from and after such occurrence to elect not to reconstruct the destroyed portion of the Shopping Center, and in such event this Lease and the tenancy hereby created shall cease as of the date of the occurrence, the Rent to be adjusted as of such date.

9.2 CONDEMNATION.

A. AWARD. If title to all or any portion of the Premises is taken by a public or quasi-public authority under any statute or by right of eminent domain of any governmental body, whether such loss or damage results from condemnation of part or all of the Premises or any portion of the parking area or service entrances and exits, Tenant shall not be entitled to participate or receive any part of the damages or award except where said award shall provide for moving or other reimbursable expenses for the Tenant under applicable statute in which event the latter sum shall be received by Tenant, and except that portion of any award allocated to the taking of Tenant’s trade fixtures, equipment and personal property, or to a loss of business by Tenant. None of the awards or payments to Landlord shall be subject to any diminution or apportionment on behalf of Tenant or otherwise.

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B. SUBSTANTIAL OR MATERIAL TAKING OF PREMISES. Should any power of eminent domain be exercised after Tenant is in possession, such exercise shall not void or impair this Lease unless the amount of the Premises so taken is such as to substantially and materially impair the usefulness of the Premises for the purpose for which the same are hereby demised, in which event either party may cancel this Lease by notice to the other within sixty (60) days after possession is taken, and the Rent herein provided shall abate as of the date possession is taken by the condemning authority.

C. PARTIAL TAKING OF PREMISES. If a portion of the Premises shall be taken as herein provided for public improvements or otherwise under the exercise of the right of eminent domain and the Premises shall continue to be reasonably suitable for the use which is herein authorized, then the Rent herein provided shall be reduced from the date of such taking in direct proportion to the reduction in usefulness of the Premises and the Lease shall continue in full force and effect.

D. If a portion of the Shopping Center shall be taken as herein provided for public improvements or otherwise under the exercise of the right of eminent domain, such exercise shall not void or impair the Lease unless the amount of the Shopping Center so taken, in Landlord’s sole and absolute discretion, is such to substantially or materially impair the usefulness of the Shopping Center, in which event Landlord may cancel this Lease by notice to Tenant within sixty (60) days after possession is taken, the Rent to be adjusted as of such date.

ARTICLE X - ASSIGNMENT,

SUBLETTING, MORTGAGING AND SUBORDINATION

10.1 ASSIGNMENT AND SUBLETTING BY TENANT. Tenant may not and shall not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor pledge or encumber by mortgage or other instruments any interest in this Lease (each individually and collectively referred to in this Section as a “Transfer”) without first obtaining the consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. This prohibition includes, without limitation, any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant’s corporate, partnership or proprietary structure. Consent by Landlord to any transfer shall not constitute a waiver of the requirement for such consent to any subsequent Transfer. The acceptance of any Rent by Landlord from any alleged assignee or subtenant shall not constitute approval of the assignment or sublease of this Lease by the Landlord, and the consent by Landlord to one assignment or subletting of the Premises shall not constitute a waiver of Landlord’s rights hereunder. Tenant shall pay to Landlord a Transfer Fee of $2,000.00 for such written consent. In the event of any such assignment, subletting, licensing or granting of a concession made with the prior written consent of the Landlord as aforesaid, Tenant will nevertheless remain primarily liable for the performance of all the terms, conditions, and covenants of this Lease. Any Transfer shall be by agreement in a form and content acceptable to Landlord, and shall specify and require that each Transferee of this Lease by acceptance of any Transfer shall assume, be bound by, and be obligated to perform the terms and conditions of its sublessor and assignor under this Lease. A condition of such Transfer is the agreement of the parties that Landlord shall receive the full and complete Rent payment of the Transferee even though such payments may be in excess of the original Rent between Landlord and Tenant. It is the intent and understanding of the parties to this Lease that Tenant shall not receive any monetary benefit, in excess of the actual Rent obligation of Tenant, as agreed between the original Tenant and Landlord, through a Transfer to a third party. In the event of default of Tenant, Landlord at Landlord’s sole option may succeed to the position of Tenant as to any subtenant or licensee of Tenant.

10.2 ASSIGNMENT AND MORTGAGING BY LANDLORD.

A. TRANSFER BY LANDLORD. The owner of the Premises shall only remain liable for the Landlord’s obligations pursuant to the terms and limitations set forth in this Lease during its ownership of the Premises. So long as all sums held on Tenant’s behalf in trust or escrow by Landlord are paid over to any purchaser of the Premises, Landlord and the owner of the Premises shall be and are hereby relieved of all covenants and obligations of Landlord hereunder after the date of sale of said Premises, and it shall be construed without further agreement between the parties that the purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder from the date of such sale.

B. SUBORDINATION. This Lease is subordinate to any and all leases, mortgages or deeds of trust hereinafter placed upon the Shopping Center, now or in the future, or any part thereof, and to all future modifications, consolidations, replacements, extensions and renewals of, and all amendments and supplements to said leases, mortgages or deeds of trust. Notwithstanding such subordination, as aforesaid, this Lease, except as otherwise hereinafter provided including, but not limited to, an event of default by Tenant, shall not terminate or be divested by foreclosure or other default proceedings under said leases, mortgages, deeds of trust, or obligations secured thereby, and Tenant shall attorn to and recognize the landlord, mortgagee, trustee, beneficiary or the purchaser at the foreclosure sale in the event of such foreclosure or other default proceeding, as Landlord for the balance of the Term of this Lease, subject to all of the terms and provisions hereof. The provisions of this paragraph shall be self-operative, but Tenant acknowledges and agrees that as a material consideration inducing Landlord to enter into this Lease, Tenant shall acknowledge same by executing and delivering to Landlord, on demand at any time or times, any and all instruments in order to subordinate this Lease and Tenant’s rights hereunder, as aforesaid. Notwithstanding the foregoing, any such mortgagee, beneficiary, purchaser or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease, as the case may be. In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease. In such event, Tenant shall execute and deliver whatever instruments may be required by such mortgagee, beneficiary or lessor to confirm such superiority on the form customarily used by such party. In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease, Tenant will not sue for such damages nor exercise any such right to terminate until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises or of any ground or underlying lease, if the name and address of such holder(s) have been furnished to Tenant, and (ii) a reasonable period of time, in light both of the time required to effect a remedy and of the impact of the act or omission on Tenant’s business operations at the Premises, for remedying the act or omission has elapsed following the giving of the notice (which shall in no event be deemed any less than thirty (30) days), during which time Landlord and such holder(s), or either of them, and their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to remedy the act or omission.

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C. ESTOPPEL AND SUBORDINATION DOCUMENTS. Tenant acknowledges and agrees that as a material consideration inducing Landlord to enter into this Lease, Tenant agrees to execute, acknowledge and deliver any and all documents required to effectuate the provisions of this Section within seven (7) days after request thereof by Landlord. In the event that upon any sale, assignment, lease, mortgage or hypothecation of the Premises and/or the land thereunder by Landlord, a statement shall be required by Tenant, Tenant agrees to deliver and cause Guarantor to deliver in recordable form an Estoppel Certificate (if such be the case) that this Lease and Guaranty, as applicable, is in full force and effect and there are no defenses or offsets or Landlord defaults thereto, or stating those claimed by Tenant, the dates to which Rent or other sums have been paid in advance, and any other such certifications of Lease terms as may reasonably be required and such specific subordination agreement on Lender’s form as may reasonably be required by Lender, it being intended that any such statements delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee, assignee or beneficiary. Tenant hereby grants Landlord a power of attorney to execute any document in the name of Tenant in the event Tenant fails to execute, acknowledge and deliver any document required to effectuate the provisions of this Section within seven (7) days after request therefor by Landlord.

~~D~~. FINANCIAL STATEMENTS AND SALES FIGURES. Tenant acknowledges and agrees that as a material consideration inducing Landlord to enter into this Lease, Tenant shall, upon request from Landlord, provide a copy of Tenant’s latest available financial statements ~~and year-to-date sales figures~~, certified by Tenant as being true and correct. Tenant agrees to provide such statements within ten (10) days of Landlord’s reasonable request. ~~In addition, within sixty (60) days after Tenant’s year end, and fifteen (15) days after each calendar quarter, Tenant shall deliver to Landlord monthly sales figures, certified by Tenant as being true and correct, for the prior year and/or quarter, as the case may be.~~

E. LENDER APPROVAL. If Landlord deems it necessary or appropriate it may submit this Lease to its mortgagee for approval. In such event this Lease and all of Landlord’s covenants and obligations hereunder are expressly contingent upon a formal, approval by such mortgagee. Landlord shall inform Tenant not later than thirty (30) calendar days after Landlord’s execution of the Lease whether or not the mortgagee has approved or disapproved the Lease. If the mortgagee disapproves the Lease it shall be deemed void and of no further force or effect.

ARTICLE XI - DEFAULT AND REMEDIES FOR DEFAULT

11.1 TENANT EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default by Tenant hereunder:

(1) The filing of a petition by or against Tenant or any Guarantor for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenant’s property; an assignment by Tenant for the benefit of creditors or the taking of possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant.

(2) Failure of Tenant to pay when due any installment of Rent hereunder or any other sum herein required to be paid by Tenant, and the continuance of such nonpayment for five (5) days after such installment is due.

(3) Abandonment, vacation or misuse of the Premises by Tenant.

(4) Tenant fails to observe or perform any of the covenants with respect to a Transfer.

(5) Tenant’s failure to perform any other covenant or condition of this Lease within twenty (20) days after written notice and demand from Landlord.

11.2 REMEDIES OF LANDLORD FOR DEFAULT BY TENANT. Upon the occurrence of an event of default, Landlord shall have the right, then or at any time thereafter, and while such event of default shall continue, and in addition to and not in lieu of any other remedies, relief or rights available to Landlord at law or equity or contained in this Lease, to do any of the following:

(1) Landlord by itself or its authorized agents may cure the default and charge Tenant for the costs of such cure, which charge shall be due and payable as Rent under this Lease immediately upon written notice to Tenant.

(2) Landlord may enforce every provision of the Lease in accordance with its terms including, but not limited to enforcement of the payment of Rent provisions by a suit or suits in equity or at law. In furtherance thereof, Landlord shall have the right to obtain reports on Tenant’s (and any other party responsible for Tenant’s performance) credit worthiness from the three (3) major credit reporting agencies or any other credit agency customarily used by Landlord, and Tenant hereby consents thereto.

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(3) Landlord may (a) exercise its rights as secured party under its security agreement with Tenant as provided in Section 5.2 above; (b) apply all or part of the Security Deposit to the default of Tenant; or (c) exercise its rights under the Guaranty.

(4) Landlord shall have the right to terminate the Tenant’s right of possession of the Premises without terminating this Lease and, therefore, to reenter the Premises to assume and take possession of the whole or any part thereof, and to remove all persons or personal property by direct or summary action, or in a different type of suit or proceeding, by force or otherwise, without being deemed liable of trespass or other actionable wrong by reason thereof, and without being liable for the damages therefor or in connection therewith, and, after demand made therefor, Tenant or anyone in possession claiming under Tenant shall be deemed guilty of unlawful detainer and subject to such summary judgment or other action as may be provided by law. Additionally, Landlord may with or without terminating the Lease relet the Premises as the agent for and in the name of the Tenant, at any rental readily acceptable, applying the proceeds first to reimburse Landlord for all costs of enforcement of this Lease including attorneys’ fees and court costs, if any, second, to costs to re-rent the Premises including, but not limited to, tenant improvement costs and leasing commissions, third, to reimburse Landlord for Landlord’s entire cost and expense in preparing the Premises for Tenant’s occupancy, fourth, to the payment of such Rent as same comes due, and, fifth, toward the fulfillment of the other covenants and agreements of Tenant herein contained. Tenant shall not be entitled to any residual amount remaining after payment of all of the foregoing sums. Tenant hereby agrees that if Landlord shall recover or take possession of said Premises as aforesaid, and be unable to relet and rent the same so as to realize a sum equal to the Minimum Rent and Additional Rent hereby provided, Tenant shall pay to Landlord any loss or difference of Minimum Rent and Additional Rent for the remainder of the Term. Landlord may, but is not required to, assign this Lease to Guarantor, if any, in the name of and on behalf of Tenant or may enter into a new lease with Guarantor on the same terms as this Lease or upon different terms. Tenant acknowledges that Landlord has been granted Tenant’s power of attorney coupled with an interest in order to effectuate Landlord’s rights hereunder in the event that Tenant fails or refuses to do so within five (5) days of notice from Landlord.

(5) Landlord, irrespective of the date on which its right of reentry shall have accrued or be exercised, shall have the right, whether for rent or possession or otherwise, to terminate this Lease and the tenancy hereby created. Except to the extent required by applicable law, Landlord is under no affirmative duty to maximize the rent collected from any replacement tenant or otherwise mitigate Landlord’s damages and Tenant waives any legal or equitable right or defense that Landlord mitigate its damages. This right to terminate is exercisable by a written notice to Tenant, which written notice may be part of a notice of default previously delivered to Tenant, and, as such, may be conditioned upon Tenant’s failure to cure the default and the event of default. The termination may be made effective as of the event of default, or thereafter, and, if not otherwise specified, will be deemed to be effective immediately. Upon such termination, Landlord shall be entitled to and may take immediate possession of the Premises, any other notice or demand being hereby waived. Such termination does not, however, release Tenant from liability for Rent then overdue or remaining under the Lease but shall, if permitted by the laws of the state where the Premises are located, operate to accelerate the entire balance of the Term Rent and additional charges due over the entire Lease Term, which shall become immediately due and payable by Tenant, along with all overdue Rent and charges.

If Landlord terminates this Lease as provided above, Landlord shall be entitled to recover from Tenant all damages and other sums which Landlord is entitled to recover under any provision of this Lease or at law or in equity or otherwise, including, but not limited to, all of the accrued Minimum Rent and Additional Rent for the period up to and including such Termination Date, as well as all other additional sums payable by Tenant or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease which may be then owing and unpaid and all costs and expenses, including without limitation, court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder and, in addition, any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the then present value (using a discount rate of five percent (5%)) of the excess of the Minimum Rent and Additional Rent provided to be paid for the remainder of the Term over the fair market rental value of the Premises (determined at the date of termination of this Lease by Landlord in Landlord’s reasonable discretion) after deduction of all anticipated expenses of reletting. In the alternative, Landlord shall have the right, at Landlords option, from time to time, to recover from Tenant, and Tenant shall remain liable for all Minimum Rent, Additional Rent and other amounts due and owing under this Lease, plus (x) damages equal to all other sums which would have accrued under this Lease after the date of termination had it not been terminated, such damages to be due and payable as such sums would have become due, less (y) such amounts as Landlord may receive from reletting, if any, after first paying all costs of such reletting, including, without limitation, brokerage commissions and the costs of reasonable repairs, alterations, additions and redecorations, and the expenses of re-entry. The net amounts of rent from any re-letting collected remaining after such expenses shall operate only as an off-setting credit against the amount due hereafter with any excess or residue belonging to Landlord solely. Should the fair market rental value of the Premises after deduction of all anticipated expenses of reletting exceed the Minimum Rent and Additional Rent provided to be paid by Tenant for the remainder of the Term, Landlord shall not be obligated to pay to Tenant any part of such excess or to credit any part of such excess against any other sums or damages for which Tenant may be liable to Landlord.

(6) Tenant shall reimburse and pay to Landlord all costs and expenses of Landlord in connection with Landlord’s enforcement of its rights and remedies hereunder, including court costs and reasonable attorneys’ fees all of which shall be deemed Additional Rent.

(7) Tenant shall reimburse and pay to Landlord all costs and expenses of Landlord in connection with Landlord’s preparation of the Premises for Tenant’s occupancy including, but not limited to, Landlord’s Work all of which shall be deemed Additional Rent.

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(8) Landlord shall have the right to pursue any and all other rights and remedies available at law and in equity.

(9) To the extent required by applicable law, Landlord shall use commercially reasonable efforts to mitigate the damages it suffers as a result of Tenant’s default under this Lease; provided, however, that Tenant agrees that (i) Landlord will have satisfied its obligation to mitigate damages if Landlord endeavors, in good faith, to re-lease the Premises, (ii) Landlord will not be required to give preference to the Premises over other vacant space in the Shopping Center or any other property owned or controlled by Landlord or any affiliates thereof, (iii) Landlord may reject any prospective tenant who, in Landlord’s reasonable discretion, is disreputable, whose business does not enhance the Shopping Center, who does not have sufficient business experience, or who lacks the financial ability to perform the tenant’s obligations under Landlord’s then current form Lease, (iv) under no circumstances shall Landlord be required or obligated to relet or attempt to relet the Premises for any period of time beyond the then applicable Termination Date, and (v) Landlord may reject any offer to lease the Premises at a rate which is less than the rate being charged for comparable space in the Shopping Center or on terms that are less favorable than those contained in this Lease or which (in Landlord’s reasonable discretion) is not in the best interests of the Shopping Center.

11.3 NON-WAIVER OF REMEDIES.

A. It is expressly agreed that neither the taking of possession of the Premises nor the institution of any proceedings by way of unlawful detainer, ejection, dispossessory, eviction, quiet title, or otherwise, to secure possession of said Premises, nor the reentry by Landlord with or without the institution of such proceedings, nor the issuance of a writ of possession, nor the re-renting or subletting of said Premises, shall operate to relieve Tenant of its obligations to pay Rent and other amounts due hereunder, or operate to terminate this Lease in whole or in part, nor of itself constitute an exercise of Landlord’s option to do so, but only by the giving of the written notice specifically specifying termination shall such termination be effected.

B. Acts of maintenance or preservation or efforts to relet the Premises, or the appointment of a receiver upon the initiation of the Landlord to protect the Landlord’s interest under this Lease, shall not constitute a termination of the Lease.

C. Waiver by Landlord of any default, breach or failure of Tenant under this Lease shall not be construed as a waiver of any subsequent or different default, breach or failure. In case of a breach by Tenant of any of the covenants or undertakings of Tenant, Landlord nevertheless may accept from Tenant any full or partial payments hereunder without in any way waiving Landlord’s right to exercise the remedies hereinbefore provided for by reason of any other breach or lapse which was in existence at the time such payment or payments were accepted by Landlord. Following any default by Tenant, Landlord may apply any payment to any Rent then owing, or damages, cost and fees in the manner it chooses in its sole discretion.

D. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which they may be lawfully entitled in case of any breach or threatened breach by either of them or of any provisions of this Lease.

11.4 DEFAULTS BY LANDLORD. If Landlord fails to perform any of Landlord’s obligations under this Lease, which failure continues for more than thirty (30) days after Tenant’s delivery of written notice to Landlord specifying such failure, or if such failure is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the failure within such thirty (30) day period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity, after a second written notice to Landlord and Landlord’s failure to cure within ten (10) business days after receipt of such second written notice, at its option, incur any expense necessary to perform the obligation of Landlord specified in such notice and invoice Landlord for the cost thereof. In no event shall Tenant withhold, deduct or offset any expense or claim from the payment of Rent.

ARTICLE XII - GENERAL PROVISIONS

12.1 BROKERS. Tenant warrants that it has employed no broker who has or may have a legitimate claim to a commission arising of Tenant’s acceptance of this Lease. Any obligations or potential obligations for commission to any brokers who have a claim arising out of the actions of Tenant are the sole obligation of Tenant. Should a claim be made upon Landlord or the Premises by any brokers who in Landlord’s discretion Landlord determines to have legitimate claim for commission arising out of this transaction, whether such claim is ultimately upheld or not, Landlord may, but shall not be obligated to, discharge the claim either by paying the amount claimed to be due or by any other means. Tenant shall reimburse and pay to Landlord on demand any amount so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees incurred by Landlord in connection therewith, together with interest thereon at the per annum rate equal to the lesser of eighteen percent (18%) or the maximum rate permitted by law from the respective date of Landlord’s notice to Tenant of the making of the payment or of the incurring of the cost and expense, including such attorneys’ fees. Any commission or other compensation due brokers employed by Landlord shall be the sole responsibility of Landlord.

12.2 NO PARTNERSHIP. Notwithstanding any other express or implied provision of this Lease, it is understood that Landlord does not in any way claim to be or propose a partnership or joint venture with Tenant in the conduct of Tenant’s business.

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12.3 SUCCESSORS AND ASSIGNS. All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, sublessees and assigns of said parties, subject to the provisions of Article X and except to the extent otherwise provided in this Lease, provided, however, that the liability of Landlord hereunder and any successor in interest and title to the Premises shall be limited to his or its interest in the Shopping Center, and no other assets of the Landlord other than his or its interest in the Shopping Center shall be affected by reason of any liability which said Landlord or successor in interest may have under this Lease. If there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein and the word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof.

12.4 NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall not be deemed to have been duly given or served unless made in writing and either personally delivered or forwarded by Certified Mail, Return Receipt Requested, postage prepaid, nationally-recognized overnight courier service or personal delivery to the address for each party provided in the Abstract of Lease. Such addresses may be changed from time to time by either party by serving notices as above provided. While Tenant is in possession of the Premises, notices to the Tenant may also be delivered or forwarded by Certified Mail to the Premises. Notice shall be deemed given when delivered (or upon refusal of acceptance of delivery), if given by personal delivery, otherwise one (1) business day following delivery to a nationally-recognized overnight courier service or three (3) business days following deposit in the United States mail.

12.5 SCOPE AND INTERPRETATION OF THIS AGREEMENT.

A. ENTIRE AGREEMENT. This Lease shall be considered to be the only agreement between the parties hereto pertaining to the Premises. It is understood that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, letters of intent, agreements and understandings, written or oral, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none shall be used to interpret or construe this Lease. All negotiations and oral agreements acceptable to Landlord and Tenant have been merged into and are included in this Lease.

B. ARTICLE HEADINGS AND CAPTIONS. The headings or captions of Articles in this Lease are for convenience and reference only and they in no way define, limit, or describe the scope or intent of this Lease or the provisions of such Articles.

C. GENDER AND INTERPRETATION OF TERMS AND PROVISIONS. As used in this Lease and whenever required by the context thereof, each number, either singular or plural, shall include all numbers, and each gender shall include all genders. Landlord and Tenant, as used in this Lease, or in any other instrument referred to in or made a part of this Lease, shall likewise include both singular and plural, a corporation, limited liability company, partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee, or in any other representative capacity. All covenants herein contained on the part of Tenant shall be joint and several.

D. TIME OF ESSENCE. Time is hereby expressly declared to be of the essence of this Lease and of each and every covenant, term, condition and provision hereof.

E. IMPARTIAL CONSTRUCTION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

F. GOVERNING LAW. The laws of the State in which the Premises are located shall govern the validity and enforceability of this Lease. Jurisdiction and venue shall be deemed valid and appropriate in the county and state where the Shopping Center is located.

G. PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

H. AMENDMENT. Oral agreements that modify or are in conflict with any of the terms of this Lease shall be without force and effect. All amendments must be in writing executed by the parties or their respective successors in interest.

I. TENANT’S CONFLICTS. Tenant hereby covenants, warrants and represents that by executing this Lease and by the operation of the Premises under this Lease, it is not violating, has not violated and will not be violating any restrictive covenant or agreement contained in any other lease or contract affecting Tenant or any affiliate, associate or any other person or entity with whom or with which Tenant is related or connected financially or otherwise. Tenant hereby covenants and agrees to indemnify, defend and save harmless Landlord, any future owner of the fee or any part thereof, and any mortgagee thereof against and from all liabilities, obligations, damages, penalties, claims, costs and expenses, including attorneys’ fees, paid, suffered or incurred by them or any of them as a result of any breach of the foregoing covenant. Tenant’s liability under this covenant extends to the acts and omissions of any subtenant, and any agent, servant, employee or licensee of any subtenant of Tenant.

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J. LANDLORD, OWNER OR OWNER’S BENEFICIARY OR BENEFICIARIES THEREOF. Wherever in this Lease Landlord is granted a right of consent or approval, a right of inspection, a right to add improvements to the Shopping Center, a right to designate repairs, maintenance or improvements required to be made by Tenant or changes in any plans submitted by Tenant or any other act which involved the exercise of discretion on the part of the Landlord hereunder, such right or exercise of discretion may be exercised by Landlord, owner or owner’s beneficiary or beneficiaries thereof. Any obligation set forth in this Lease of the Landlord, or any obligation of Tenant which Landlord is given the right to perform on Tenant’s behalf, shall be conclusively deemed to have been performed by owner’s beneficiary or beneficiaries thereof. Any obligation of Tenant contained in this Lease to indemnify, defend or hold Landlord harmless (or Landlord and any other party), or to maintain and pay for insurance for the benefit of Landlord (or Landlord and any other party), or to waive any claim against Landlord (or Landlord and any other party) is hereby extended so that such obligations shall run in favor of Landlord, owner and owner’s beneficiary or beneficiaries thereof. Wherever in this Lease it is acknowledged or stated that Landlord has made no representation or warranties or promises with respect to any matter, such provisions shall be deemed to acknowledge or state that neither Landlord nor owner nor owner’s beneficiary or beneficiaries thereof, nor employee of Landlord has made such representations or warranties or promises. All rights to enforce any provision of this Lease on the part of Landlord or any rights to exercise any remedies of Landlord, either specifically provided for herein or at law or equity, may be exercised by Landlord, owner or owner’s beneficiary or beneficiaries thereof, in their own name, alone or in conjunction with Landlord or any of the foregoing parties.

K. EXECUTION OF LEASE BY LANDLORD. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises and this document becomes effective and binding only upon the execution and delivery hereby by Landlord and Tenant. The execution of this Lease by Tenant shall be deemed an offer by Tenant to lease the Premises from Landlord upon the terms and conditions contained in the Lease, which offer may be accepted by Landlord only by the execution of this Lease by Landlord. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or of Landlord’s broker shall alter, change or modify any of the provisions hereof.

L. JURY WAIVER. Landlord and Tenant waive their right to trial by jury in any action, proceeding, or counterclaim brought by either of them against the other, or with respect to any issue or defense raised therein, including the right to aN advisory jury (except for personal injury and property damage), on any matters whatsoever arising ouT of, or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use and occupancy of the Premises including summary proceeding and possession actions, any emergency statutory or other statutory remedy.

M. RENTS FROM REAL PROPERTY. Landlord and Tenant hereby agree that it is their intent that all Rent and other charges payable to the Landlord under this Lease shall qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code, as amended, (the “Code”) and the Department of the U.S. Treasury Regulations promulgated thereunder (the “Regulations”). Should the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, be changed so that any Rent no longer so qualifies as “rent from real property” for purposes of Section 856(d) of the Code and Regulations, or any successor provision thereto, then the parties agree to execute such further instrument as may reasonably be required by the Landlord in order to give effect to the foregoing provisions of this Section.

N. INDEPENDENT COVENANTS. The covenants of Tenant to pay Rent and any and all other amounts payable by Tenant pursuant to the terms of this Lease are independent covenants, and Tenant shall not have the right to hold back, offset, or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

O. BLACKLINING. The provisions of this Lease shall be construed, in all respects, without reference to any rule or canon requiring or permitting the construction of provisions of documents against the interest of the party responsible for the drafting of the same, it being the intention and agreement of the parties that this Lease be conclusively deemed to be the joint product of both parties and their counsel. Furthermore, the parties agree that this Lease may be executed with revision markings (so-called “blacklining”) appearing in the execution copy (i.e., deleted text is overstricken and newly-inserted text is underscored or in boldface); such “blacklining” shall not be accorded any significance or taken into account in any way; this Lease shall be construed for all purposes as if all overstricken text were deleted and never included in this Lease and all bold or underscored text were not bold or underscored.

12.6 RADON GAS. Radon gas is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time Additional information regarding radon and radon testing may be obtained from your county public health unit.

12.7 ATTORNEYS’ FEES. In the case of the failure of either party to perform and comply with any of the covenants and conditions hereof within the time herein specified, whether suit be brought or not, the party so failing to perform and comply hereby agrees to pay to the other party hereto all costs, charges, and expenses of such collection or other enforcement of rights in any suit or otherwise, including its reasonable attorneys’ fees. The prevailing party in any litigation arising out of this Lease, including any appellate proceedings and bankruptcy proceedings, shall be entitled to the award of its reasonable attorneys’ fees and costs.

12.8 LEASE NOT RECORDABLE. Under no circumstances shall this Lease be recorded and if Tenant records this Lease in violation of the terms hereof, in addition to any other remedy available to Landlord upon Tenant’s default, Landlord shall have the option to terminate this Lease by recording a notice to such effect. If a memorandum or short form of lease is recorded, then, on the termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quit-claiming to Landlord all right, title and interest of Tenant in and to the Premises and/or the Shopping Center by reason of this Lease or otherwise.

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12.9 ACCORD AND SATISFACTION. Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose, or in any amount whatsoever and apply the same at Landlord’s option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s right to recover any and all amounts owed by Tenant hereunder and Landlord’s right to pursue any other available remedy and shall not be deemed to constitute a waiver of any of Landlord’s rights hereunder.

12.10 NO WAIVER. No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term hereof or create a new tenancy or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement or a suit for possession of the Premises or after final judgment for possession of the Premises Landlord may receive and collect any Rent due and the payment of said Rent shall not waive, affect or nullify said notice, suit or judgment. Acceptance by Landlord of less than the entire amount due and owing by Tenant shall not constitute a waiver by Landlord of its rights to further collection.

12.11 COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.12 EXHIBITS AND SCHEDULES. All exhibits and schedules attached to this Lease are hereby incorporated by reference.

TENANT:		LANDLORD:

Pulse Entertainment Corporation, a Delaware corporation		Inland Diversified Real Estate Services LLC, a Delaware limited liability company, as managing agent for the Owner

By:	/s/ John Textor	By:	/s/ Beth McNeeley
Name:	John Textor	Name:	Beth McNeeley
Its:	Chairman	Title:	Senior Vice President
Date:	Feb 28, 2014	Date:	3-17-14

Witness #1		Witness #1

By:	/s/ Lynne Schwab	By:	/s/ Jill Verbelce
Print Name:	Lynne Schwab	Print Name:	Jill Verbelce

Witness #2		Witness #2

By:	/s/ Stuart Duffon	By:	/s/ D. Schumann
Print Name:	Stuart Duffon	Print Name:	D. Schumann

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EXHIBIT A

SITE PLAN OF SHOPPING CENTER

AND DEPICTION OF LOCATION OF PREMISES

This Site Plan is presented solely for the purpose of identifying the approximate location and size of the Premises. The size or configuration of the Shopping Center, building sizes, site dimensions, access and parking areas, existing tenant locations, uses and identities are subject to change at Landlord’s discretion, except as otherwise expressly restricted in the text of the Lease.

The Premises are depicted as Unit #28 below

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EXHIBIT B

MINIMUM RENT

INITIAL TERM

YEAR	MONTHLY RENT	ANNUAL RENT	ANNUAL PSF

1	$5,190.00	$62,280.00	$8.65

EXTENDED TERM

YEAR	MONTHLY RENT	ANNUAL RENT	ANNUAL PSF

1	$5,345.70	$64,148.40	$8.91

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EXHIBIT C-1

LANDLORD’S WORK

Tenant accepts the Premises in its current “as is” condition. Landlord has made no representations or warranties as to the condition of the Premises.

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EXHIBIT C-2

TENANT’S WORK

All work required to complete and place the Premises in finished condition to allow Tenant to open for business is to be done by the Tenant, at the Tenant’s expense (including the payment of all impact fees, if applicable), and in accordance with this Exhibit and the Lease to which this Exhibit is attached.

1.	Tenant’s Work. Subject to additional provisions stated in the Lease, Tenant’s work shall be any and all work required to make the Premises ready for its occupancy and use in accordance with applicable statutes, ordinances, regulations, codes, and requirements of Landlord’s fire underwriter.

2.	Drawing Submittal: The Tenant shall, before it commences Tenant’s work, and within ten (10) days of lease execution, furnish Landlord with two (2) sets of reproducible plans and specifications for all its architectural, mechanical and electrical systems. Such plans shall include the date for all electrical and cooling loads, in form approved by Landlord. Tenant’s plans and specifications shall be prepared by an architect or professional engineer licensed in the state where the Premises are located and shall bear the signature and seal thereof. Tenant shall reimburse Landlord for the cost of its review of said plans for an amount not to exceed Two Thousand and 00/100 Dollars ($2,000.00).

3.	Changes and Alterations. Landlord reserves the right to require changes in Tenant’s work when necessary by reason of code requirements, or building facility necessity, or directives of governmental authorities having jurisdiction over the Premises, or directives of Landlord’s insurance underwriters.

4.	General Provisions. All work done by Tenant shall be governed in all respects by, and be subject to, the following:

a. Tenant shall not commence Tenant’s work until Tenant has secured Landlord’s written approval of its plans and all contractors to be used in performing Tenant’s work. Landlord agrees to notify Tenant within a reasonable time in advance of the day when Tenant must commence Tenant’s work and Tenant agrees that Landlord may require Tenant to commence work, subject to such notice to commence Tenant’s work before Landlord’s work has been fully completed, provided that the Premises and the building of which the Premises are a part are completed to the extent that it is practical for Tenant to commence Tenant’s work. Tenant’s work shall be coordinated with the work being done by the Landlord and/or other tenants of Landlord to such a degree that such work will not interfere with or delay the completion of work by Landlord and/or other tenants of Landlord. The technical review of Tenant’s plans and specifications for purpose of securing Landlord’s written approval shall be performed by the Landlord’s project architect on an hourly fee basis, plus reimbursable expenses, in accordance with the terms of agreement between the Landlord and the architect, and the Tenant shall reimburse the Landlord for all such fees and expenses.

b. Tenant’s work shall be performed in a first-class workmanlike manner and shall be in good and usable condition at the date of completion thereof. Tenant shall require any party performing any such work to guarantee the same to be free from any and all defects in workmanship and materials for one (1) year from the date of completion thereof. Tenant shall also require any such party to be responsible for the replacement or repair without additional charge of any and all work done or furnished by or through such part which shall become defective within one (1) year after substantial completion of the work. The correction of such work shall include, without charge, all expenses and damages in connection with such removal, replacement or repair of any part of the work which may be damaged or disturbed thereby. All warranties or guarantees as to materials or workmanship on or with respect to Tenant’s work shall be contained in the contract or subcontract which shall be so written that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests appear, and can be directly enforced by either. Tenant covenants and agrees to give Landlord any assignment or other assurances necessary to affect the same.

c. Landlord shall have the right (but shall not be obligated) to perform by its own contractor or subcontractor, on behalf of and for the account of Tenant, any of Tenant’s work which Landlord determines should be so performed. Generally, such work shall be work which affects any structural or roofing components, or work of other tenants of, or the general utility systems for, the building in which the Premises are located. If Landlord so determines, it shall so notify Tenant prior to the commencement of such work. Tenant shall promptly, on demand, reimburse Landlord for all costs of planning and performing such work when and as incurred by Landlord, and for all permits in connection therewith.

d. Tenant shall obtain and convey to Landlord copies of all permits, certifications and approvals indicating compliance.

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EXHIBIT C-3

TENANT’S SPACE PLAN

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EXHIBIT D

SIGN CRITERIA FOR SHOPPING CENTER

Basic Criteria Governing Signs:

Tenant signs must be kept clean and in good operating condition. It is recommended that each tenant develop a maintenance program to assure that its sign(s) will always appear inviting to customers and enhance the overall appearance of the Shopping Center.

I.	APPROVALS

1.	Each tenant must submit its sign(s) to Landlord for review and approval prior to the filing of an application for a sign permit(s).

2.	Each tenant shall be responsible for the costs of obtaining all permit(s) for its sign(s), and for the costs of manufacturing and installing its sign(s).

3.	In addition to obtaining the approval of Landlord, a tenant must ensure that all of its signs are in conformance with local sign ordinances and codes.

4.	All sign vendors and contractors must be approved by Landlord, and approved sign vendors and contractors must submit required insurance to Landlord prior to commencing any sign work at the Shopping Center.

II.	MANUFACTURING

1.	All wiring, transformers, ballasts and other necessary equipment shall be concealed.

2.	All work shall be done in a workmanlike manner and approved by Landlord.

3.	The responsible tenant, at that tenant’s sole cost and expense, and to Landlord’s satisfaction and approval, shall repair any damage to the fascia.

4.	Upon vacating its leased premises, a tenant shall remove its sign(s) and restore the fascia to its original condition. This shall be done at the tenant’s sole cost and expense, and to the satisfaction and approval of Landlord.

III.	ALLOWABLE SIGN LOCATION

1.	One sign per tenant may be located on the fascia of the Shopping Center.

2.	Fascia signs shall be centered with respect to the tenant’s total store frontage.

3.	The tenant’s entire copy and graphics must be located within the boundaries of the “designated sign area,” as designated by Landlord.

IV.	ALLOWABLE SIGN STYLES

1.	Fascia signs shall be individually formed metal channel letters and graphics.

2.	Letters and graphics must be covered with acrylic faces.

3.	All canopy and graphics shall be internally illuminated with neon.

4.	Aluminum returns or sides of letters and graphics shall be Lacyral 20-313E Duranodic, or equivalent, with a 4-inch (4”) depth. Landlord must approve substitutions.

5.	The tenant’s copy and graphics shall be mounted entirely on a raceway that matches the color of the fascia on which it is located. Landlord will specify these colors.

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V.	ALLOWABLE SIGN SIZE

1.	The length of a tenant’s sign will be limited to seventy-five percent (75%) of the tenant’s sign panel.

2.	A tenant shall be allowed up to two (2) square feet of sign face for each linear foot of the tenant’s store frontage, but not to extend higher than the sign panel.

3.	Letter sizes shall be as follow:

(a)	for store fronts up to thirty feet (30’): capital letters shall be twenty-four inches (24”), and lower case letters shall be eighteen inches (18”);

(b)	for store fronts ranging from thirty feet (30’) up to sixty feet (60’): capital letters shall be thirty inches (30”), and lower case letters shall be twenty-four inches (24”).

VI.	GENERAL REQUIREMENTS

1.	No sign shall be placed in other than the “designated sign area,” as designated by Landlord.

2.	No sign perpendicular to the face of any building shall be permitted.

3.	No roof-mounted sign of any kind shall be permitted.

4.	No flashing, moving, or audible signs or beacons shall be permitted.

5.	No banners or flagpoles shall be permitted.

6.	Trailer signs, portable signs or temporary signs shall not be permitted.

7.	All transformers or electrical appurtenances shall be used.

8.	No exposed conduit, tubing, neon tubing, conductors, transformers or electrical appurtenances shall be allowed.

9.	Electrical service to all signs shall be provided from the Tenant’s meter, and it shall be the responsibility of each tenant to hire an electrician approved by Landlord to perform all required electrical work.

10.	Landlord shall approve design of raceway mounting devices.

11.	A tenant shall be responsible for repair of any damages to the building caused by the installation of its sign(s).

12.	All signs shall be fully lighted and operational from a minimum of dusk until 2:00 a.m., Monday through Sunday (seven days a week)

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EXHIBIT E

Intentionally Deleted

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EXHIBIT F-1

PROHIBITED USES

Tenant shall not violate any of the following Prohibited Uses:

1.	Funeral establishment;

2.	Automobile sale, leasing, repair or display establishment or used car lot, including body repair facilities;

3.	Auction or bankruptcy sale;

4.	Pawn shop;

5.	Outdoor circus, carnival or amusement park, or other entertainment facility;

6.	Outdoor meetings;

7.	Bowling alley;

8.	Primarily pool or billiard establishment;

9.	Shooting gallery;

10.	Off-track betting (provided that state sponsored lottery tickets shall not be prohibited);

11.	Refinery;

12.	Adult bookstore or facility selling or displaying or selling access to pornographic books, literature, websites or videotapes (materials shall be considered “adult” or “pornographic” for such purpose if the same are not available for sale or rental to children under 18 years old because they explicitly deal with or depict human sexuality), massage parlor (not to include therapeutic massage clinics such as Massage Envy, Heavenly Massage, day spas or chiropractic clinics), steam bath, nude modeling, establishment with nude or semi-nude waiters, waitresses or entertainers;

13.	Any residential use, including, but not limited to living quarters, sleeping apartments or lodging rooms;

14.	Theater including, but not limited to, an X-rated theater;

15.	Auditorium, meeting hall, ballroom, school, educational facilities (including, but not limited to, beauty schools, barber colleges, reading rooms or libraries, or other place of public assembly;

16.	Unemployment agency, service or commission;

17.	Gymnasium, health club, ~~exercise~~ or dance studio;

18.	Dance hall;

19.	Cocktail lounge, bar, disco or night club;

20.	Bingo or similar games of chance, but lottery tickets and other items commonly sold in retail establishments may be sold as an incidental part of business;

21.	Video game or amusement arcade, except as an incidental part of another primary business;

22.	So called “head shop” which sells drug paraphernalia;

23.	Skating or roller rink;

24.	Car wash, car repair or car rental agency;

25.	Second hand store, auction house, or flea market, Army/Navy-type store or governmental surplus;

26.	Restaurant including, but not limited to, drive-in or drive-through restaurants; or

~~27.~~	~~Non-retail use (which shall not prohibit in the Shopping Center such uses commonly referred to as “quasi-retail” or “service retail” such as a travel agency, real estate office, insurance agency, accounting service, etc., so long as same do not exceed ten percent (10%) of the Leasable Square Feet of the Shopping Center);~~

~~28.~~	~~Any other uses which conflict with the uses of existing tenants; or~~

29.	Tenant may not install an Automatic Teller Machine in or on the Premises without the express written consent of Landlord which consent Landlord may deny in its sole discretion

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 EXHIBIT F-2

SHOPPING CENTER EXCLUSIVES AND RESTRICTIONS

Tenant shall not violate any of the Exclusives and Restrictions granted by Landlord to other parties and occupants of the Shopping Center as redacted below or as otherwise contained in any documents of record. Defined terms and references to sections and exhibits shall correspond to those in the respective lease or governing document.

Lease is subject to the following documents: Commercial Charter for Tradition, 11/16/04. A copy of this document has been made available to the Tenant.

Commercial Charter for Tradition, 11/16/04

Restriction:

A.	Prohibited Uses - No portion of the Shopping Center may be used for the following uses:

(i) a title insurance business, mortgage brokerage activities, or real estate brokerage or sales activities except as may be specifically authorized by the Founder in writing;

(ii) any bookstore, novelty store, video store, peep show, movie theater or booth, massage parlor or other business or commercial establishment offering pornographic material, displays or performances as one of its principal purposes, sometimes referred to as “adult” establishments; any adult bookstore or store selling or exhibiting pornographic materials which shall include, without limitation, a store displaying for sale or exhibition books, magazines or other publications containing any combination of photographs, drawings or sketches of a sexual nature, which are not primarily scientific or educational, or a store offering for exhibition, sale or rental video cassettes or other medium capable of projecting, transmitting, or reproducing independently or in conjunction with another device, machine or equipment, an image or series of images, the content of which has been rated or advertised generally “X” or unrated by the Motion Pictures Rating Association, or any successor thereto.

Notwithstanding the foregoing provisions if this subsection (ii), the following are not prohibited: a) a store offering for sale or rental a full line of video cassettes, which may sell or rent X-rated videos, provided the number of such X-rated videos shall not exceed, in the aggregate, 5% of the total number of all video cassettes offered for sale or rental at such store, said X-rated video shall not be displayed to the general public and said X-rated videos shall be distributed from non visible areas (i.e. behind sales counter); and b) a store offering for sale, a general line of magazines and other publications, which shall be permitted to sell sex magazines provided the number of said sex magazines does not exceed, in the aggregate, 5% of the total number of all magazines and publications (excluding daily newspapers) sold at such store, one and only copy of each issue of each sex magazine shall be displayed in opaque wrapping which permits only the name and/or title of such sex magazine shall be distributed from non-visible area;

(iii) salvage yard or junk yard;

(iv) facility for the sale of paraphernalia for use with illicit drugs, a “head shop”;

(v) gambling for money facility or operation, including, but not limited to: off-track or sports betting parlor, table games such as black-jack poker slot machines, video poker/blackjack/ keno machines or similar devices; or bingo hall. Notwithstanding the foregoing, the prohibition shall not apply to governmental sponsored gambling activities, or charitable gambling activities, so long as such governmental and/or charitable gambling activities are incidental to the business operation being conducted by the Owner or tenant, or to activities which might be associated with gambling but where no money changes hands;

(vi) flea market; swap shop, pawn shop, resale store, second hand store, surplus store, consignment shop, thrift store or stores selling primarily merchandise that is used or damaged;

(vii) any use which emits a noxious, strong, unusual or offensive odor, dust, fumes, vapor, noise or sound (not including noise associated with construction activities) which can be heard or smelled outside of any building; provided, however, this provision shall not prohibit the reasonable emanation of cooking odors from any restaurants, nor shall it prohibit exterior audio speakers situated to localize sound transmission onto the Commercial Lot on which they are locate and to minimize unreasonable interference and impact on any residential areas of Tradition outside the Commercial Area;

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(viii) any use which is a public or private nuisance;

(ix) any use which emits noise or sound (not including noise or sound associated with construction activities) which are objectionable due to intermittence, beat, frequency, shrillness or loudness, creates a hazardous condition, or is used, in whole or in part, as or for warehousing or the dumping of garbage or refuse;

(x) the following uses are prohibited except when shown on a site plan approved by the Founder during the period that Founder has review authority under Section 5.2(a) and thereafter by the DRC: operation of a theater of any kind; a sports or other entertainment viewing facility (whether live, film, audio/visual or video); a health spa, exercise facility, or similar type business; a car wash; a health clinic or medical rehabilitative facility; residential purposes; an automobile repair shop (mechanical or otherwise) or any business servicing motor vehicles, including without limitation, any quick lube oil change services, tire centers, or any business selling gasoline or diesel fuel at retail or wholesale;

(xi) automobile body and fender shop;

(xii) fast food restaurant incorporating a coin or token operated amusement room;

(xiii) recycling facility or stockyard;

(xiv) discotheque or dance hall; amusement arcade or game room;

(xv) industrial, factory, manufacturing or warehouse use (excluding any warehousing/manufacturing incidental to the operation of permitted retail uses hereunder;

(xvi) training or educational facility which for purposes hereof shall mean a beauty school, barber school, place of instruction, or any other activity, facility, or school program catering primarily to students or trainees as opposed to shoppers;

(xvii) sales office, showroom or storage facility for boats, automobiles or other vehicles;

(xviii) dry cleaning or laundry plant (except for an establishment which receives and dispenses items for launder and/or dry cleaning but the processing of such items is done elsewhere);

(xix) fire sale or bankruptcy sale (unless pursuant to a court order); or

(xx) dumping, disposing, incinerating or reducing of garbage, exclusive of enclosed dumpsters for the temporary storage of garbage, garbage compactors, and recycling bins for recycling of plastic, metal, glass, food and beverage containers, and paper, in each case which are regularly emptied so as to minimize offensive odors.

B. Restricted Activities. Unless expressly authorized by, and then subject to such conditions as may be imposed by, the Board of Directors of the Association, the following activities are prohibited within the Shopping Center:

(i) Parking any vehicles anywhere except in designated parking areas. Parking of trucks and other commercial vehicles where they may be seen from any public street, except when in an area so designated for such vehicles. Storage of commercial vehicles or equipment, mobile homes, recreational vehicles, golf carts, boats and other watercraft, trailers, stored vehicles, or inoperable vehicles in places other than enclosed garages or areas specifically approved for such use; provided, construction, service and delivery vehicles shall be exempt from this provision during normal business hours for such period of time as is reasonably necessary to provide service or to make a delivery to a Commercial Lot or the Common Area;

(ii) Raising, breeding, or keeping animals except that a reasonable number of dogs, cats, or other usual and common household pets may be permitted on a Commercial Lot. However, those pets which are permitted to roam free, or, in the Board’s sole discretion, make objectionable noise, endanger the health or safety of, or constitute a nuisance or inconvenience to the owners or tenants of other Commercial Lots shall be removed upon the Board’s request. If the pet owner fails to honor such request, the Board may remove the pet. Dogs shall be kept on a leash or otherwise confined in a manner acceptable to the Board whenever outside a structure. Pets shall be registered, licensed, and inoculated as required by law;

(iii) Any activity that emits foul or obnoxious odors or creates noise or other conditions that tend to disturb the peace or threaten the safety of the owners and tenants of other Commercial Lots;

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(iv) Any activity that violates local, state, or federal laws or regulations; however, the Board shall have no obligation to take enforcement action in the event of a violation;

(v) Pursuit of hobbies or other activities that tend to cause an unclean, unhealthy, or untidy condition to exist outside of enclosed structures on the Commercial Lot;

(vi) Any noxious or offensive activity which in the reasonable determination of the Board tends to cause embarrassment, discomfort, annoyance, or nuisance to persons using the Common Area or to the owners or tenants of other Commercial Lots;

(vii) Outside burning of trash, leaves, debris, or other materials, except during the normal course of constructing a structure on a Commercial Lot;

(viii) Use and discharge of firecrackers and other fireworks;

(ix) Accumulation of rubbish, trash, or garbage except between regular garbage pick-ups, and then only in approved containers;

(x) Discharge of firearms; provided, the Board shall have no obligation to take action to prevent or stop such discharge;

(xi) On-site storage of fuel, except that a reasonable amount of fuel may be stored on each Commercial Lot for emergency purposes and operation of lawn mowers and similar tools or equipment, and the Association shall be permitted to store fuel for operation of maintenance vehicles, generators, and similar equipment. This provision shall not apply to any underground fuel tank authorized pursuant to Chapter 5;

(xii) Any activities which materially disturb or destroy the vegetation, wildlife, wetlands, or air quality within the Commercial Area or which use excessive amounts of water or which result in unreasonable levels of sound or light pollution;

(xiii) Any modification of anything, permanently or temporarily, on the outside portions of the Commercial Lot, whether such portion is improved or unimproved, except in strict compliance with the provisions of Chapter 4 of the Commercial Charter. This shall include, without limitation, signs; awnings; porches; railings; sports and play equipment; clotheslines; dumpsters and other trash receptacles; recycling bins; woodpiles; docks, piers, and similar structures; hedges; walls; fences and satellite dishes and antennas.

C. Prohibited Conditions. The following shall be prohibited in the Shopping Center:

(i) Plants, animals, devices, or other things of any sort whose activities or existence in any way is noxious, dangerous, unsightly, unpleasant, or of a nature as may diminish or destroy the enjoyment of the Commercial Area; and

(ii) Structures, equipment, or other items on the exterior portions of a Commercial Lot which have become rusty, dilapidated, or otherwise fallen into disrepair.

Witaya & Preeda Corporation d/b/a Sake Japanese & Thai Restaurant

Exclusive:

Landlord hereby agrees that it shall not lease space in the Village Center to a restaurant tenant selling Japanese and/or Thai Food unless the total sales of Japanese and/or Thai food is less than ten percent (10%) of such other tenant’s Gross Sales. The foregoing restriction shall not apply to (a) any tenant now or hereinafter leasing or occupying in excess of 40,000 square feet of Rentable Area in the Village Center, or (b) any existing tenant of the Village Center (or any such existing tenant’s successors, assignees or sublessees), or (c) any tenant who shall at any time replace any such existing tenant (or any such existing tenant’s successors, assignees or sublessees) whether such replacement tenant shall occupy the same or different premises in the Village Center, or (d) to any existing or future tenant or other occupant of any outparcel which may from time to time be located in or adjacent to the Village Center.

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My Kristie Le & Cong Le d/b/a Tutti Frutti

Exclusive:

Provided that Tenant has not committed an event of default, and subject to the limitations set forth below, Landlord agrees that during the Term, as such Term may be extended pursuant to the provisions of the Lease, Landlord shall not, without Tenant’s reasonable consent, enter into a lease with any occupant in Tenant’s building within the Shopping Center, which shall permit such occupant to have as a primary use for its premises the following: the sale of frozen yogurt (the “Exclusive Right’).

Tenant’s Exclusive Right is subject to the following express limitations:

A.	Existing tenants of the Shopping Center (which leases may be assigned, renewed, extended or replaced), as well as land, buildings or spaces which are not owned by Landlord, are not subject to the Exclusive Right;

B.	The Exclusive Right shall only limit competing uses that are the primary business of competing tenants as such business is engaged in at the Shopping Center and shall not be construed as prohibiting ancillary uses or business that competing tenants do not engage in at the Shopping Center;

C.	The Exclusive Right shall only be effective so long as and while Tenant continuously operates its exclusive business in the entire Premises (excluding temporary closures permitted under the Lease), and shall not restrict uses that Tenant does not engage in at the Shopping Center;

D.	The Exclusive Right shall not apply to, and shall not be deemed to permit Tenant, any use otherwise prohibited by this Lease, by the prohibited uses applicable to the Shopping Center or by the exclusive uses granted to tenants at the Shopping Center prior to the date of this Lease.

E.	Any lease of space in the Shopping Center for at least 2,000 square feet is excluded from the Exclusive Right set forth herein;

F.	The Exclusive Right shall automatically terminate and be of no further force or effect upon the occurrence of any of the following: (i) an event of default by Tenant, (ii) the assignment or sublease by Tenant of the Premises or any part thereof (unless otherwise agreed to by Landlord in writing at the time of Tenant’s request for Landlord’s consent to such an assignment or sublease, which may be withheld in Landlord’s sole discretion), or (iii) the failure of Tenant to timely or properly exercise its rights to renew the Term as provided in Section 3. I (B) of this Lease.

Pritchards & Associates

None

Enchanted Florist and Gifts, LLC d/b/a Enchanted Florist & Gifts

EXCLUSIVE USE: Provided that Tenant has not committed an event of default, and subject to the limitations set forth below, Landlord agrees that during the Term, as such Term may be extended pursuant to the provisions of the Lease, Landlord shall not, without Tenant’s reasonable consent, enter into a lease with any occupant in Tenant’s building within the Shopping Center, which shall permit such occupant to have as a primary use for its premises the following: the sale of flower arrangements (the “Exclusive Right”).

The Sanctuary Day Spa at Tradition, Inc. d/b/a Sanctuary Day Spa

Exclusive

Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, the operation of a Day Spa, where “primary principal business” means that greater than fifty percent (50%) of such other tenant’s gross sales shall be derived from the sale of the services including those of a luxury day spa providing treatments such as spa manicures and pedicures, facials, waxing, chemical anti-aging peels, make-up application, massage services and body treatments, microdermabrasion treatments, all nail related services, permanent make-up, retail sales of beauty/health products, retail sales of beauty accessories, training of treatments and services, special occasion events (involving all services), and medical skincare seminars and treatments performed by a licensed physician. The foregoing restriction shall not apply to (a) any tenant now or hereinafter leasing or occupying in excess of 40,000 square feet of Rentable Area in the Village Center, or (b) any existing tenant of the Village Center (or any such existing tenant’s successors, assignees or sublessees), or (c) any tenant who shall at any time replace any such existing tenant (or any such existing tenant’s successors, assignees or sublessees) whether such replacement tenant shall occupy the same or different premises in the Village Center, or (d) to any existing or future tenant or other occupant of any outparcel which may from time to time be located in or adjacent to the Village Center.

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Three Blind Mice, LLC d/b/a Kilwin’s Chocolates, Fudge & Ice Cream

Exclusive

Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, the operation of a specialized confection shoppe, where “primary principal business” means that greater than fifty percent (50%) of such other tenant’s gross sales shall be derived from the sale of fudge, caramel corn and apples, peanut brittle, ice cream and chocolate. The foregoing restriction shall not apply to (a) any tenant now or hereinafter leasing or occupying in excess of 40,000 square feet of Rentable Area in the Village Center, or (b) any existing tenant of the Village Center (or any such existing tenant’s successors, assignees or sublessees), or (c) any tenant who shall at any time replace any such existing tenant (or any such existing tenant’s successors, assignees or sublessees) in each case irrespective of whether such replacement tenant shall occupy the same or different premises in the Village Center, or (d) to any existing or future tenant or other occupant of any outparcel which may from time to time be located in or adjacent to the Village Center.

Home Town Cable TV, LLC d/b/a Home Town Cable Plus

Exclusive

Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized by its lease to carry on, as its primary principal business, sales and customer service center for and retail sales of cellular telephones and cellular telephone services, cable and satellite television services, and setup boxes for cable television (the “Protected Uses”), where “primary principal business” means that greater than thirty five percent (35%) of such other tenant’s Gross Sales shall be derived from the sale and user fees for such services described above. The foregoing restriction shall not apply to (a) any tenant now or hereinafter leasing or occupying in excess of 40,000 square feet of Rentable Area in the Village Center, or (b) any existing tenant of the Village Center (or any such existing tenant’s successors, assignees or sublessees), or (c) any tenant who shall at any time replace any such existing tenant (or any such existing tenant’s successors, assignees or sublessees) in each case irrespective of whether such replacement tenant shall occupy the same or different premises in the Village Center.

Jehovah Neto d/b/a Ultimate Barbers

Exclusive Use:

Provided that Tenant has not committed an event of default, and subject to the limitations set forth below, Landlord agrees that during the Term, as such Term may be extended pursuant to the provisions of the Lease, Landlord shall not, without Tenant’s reasonable consent, enter into a lease with any occupant in Tenant’s building within the Shopping Center, which shall permit such occupant to have as a primary use for its premises the following: a barbershop (the “Exclusive Right”).

Tenant’s Exclusive Right is subject to the following express limitations:

A.	Existing tenants of the Shopping Center (which leases may be assigned, renewed, extended or replaced), as well as land, buildings or spaces which are not owned by Landlord, are not subject to the Exclusive Right;

B.	The Exclusive Right shall not apply to the replacement of an existing use in the Shopping Center with a similar use;

C.	The Exclusive Right shall only limit competing uses that are the primary business of competing tenants as such business is engaged in at the Shopping Center and shall not be construed as prohibiting ancillary uses or business that competing tenants do not engage in at the Shopping Center;

D.	Exclusive Right shall only be effective so long as and while Tenant continuously operates its exclusive business in the entire Premises (excluding temporary closures permitted under the Lease), and shall not restrict uses that Tenant does not engage in at the Shopping Center;

E.	The Exclusive Right shall not apply to, and shall not be deemed to permit Tenant, any use otherwise prohibited by this Lease, by the prohibited uses applicable to the Shopping Center or by the exclusive uses granted to tenants at the Shopping Center prior to the date of this Lease including the exclusive use of Sanctuary Day Spa.

F.	Any lease of space in the Shopping Center for at least 2,000 square feet is excluded from the Exclusive Right set forth herein.

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Worldwide Travel Adventures, Inc.

Exclusive

Provided that Tenant has not committed an event of default, and subject to the limitations set forth below, Landlord agrees that during the Term, as such Term may be extended pursuant to the provisions of the Lease, Landlord shall not, without Tenant’s reasonable consent, enter into a lease with any occupant in Tenant’s building within the Shopping Center, which shall permit such occupant to have as a primary use for its premises the following: the sale of travel tours, cruises or travel related packages (the “Exclusive Right”).

Tenant’s Exclusive Right is subject to the following express limitations:

A.	Existing tenants of the Shopping Center (which leases may be assigned, renewed, extended or replaced), as well as land, buildings or spaces which are not owned by Landlord, are not subject to the Exclusive Right;

B.	The Exclusive Right shall not apply to the replacement of an existing use in the Shopping Center with a similar use;

C.	The Exclusive Right shall only limit competing uses that are the primary business of competing tenants as such business is engaged in at the Shopping Center and shall not be construed as prohibiting ancillary uses or business that competing tenants do not engage in at the Shopping Center (for purposes of this Section R-1, “ancillary uses or business uses” shall mean no more than ~~50%~~ 25% of competing tenant’s gross sales);

D.	The Exclusive Right shall only be effective so long as and while Tenant continuously operates its exclusive business in the entire Premises (excluding temporary closures permitted under the Lease), and shall not restrict uses that Tenant does not engage in at the Shopping Center; and

E.	The Exclusive Right shall not apply to, and shall not be deemed to permit Tenant, any use otherwise prohibited by this Lease, by the prohibited uses applicable to the Shopping Center or by the exclusive uses granted to tenants at the Shopping Center prior to the date of this Lease.

F.	Any lease of space in the Shopping Center for at least 10,000 square feet is excluded from the Exclusive Right set forth herein.

4 J’s LLC d/b/a Johnny V’s Pizza Trattoria

Exclusive

Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized to carry on, as its primary principal business, the operation of a pizzeria restaurant, where “primary principal business” means that greater than fifty percent (50%) of such other tenant’s gross sales shall be derived from the sale of pizza and Italian food and beverage. The foregoing restriction shall not apply to (a) any tenant now or hereinafter leasing or occupying in excess of 40,000 square feet of Rentable Area in the Village Center, or (b) any tenant now or hereinafter leasing or occupying space in the Village Center, regardless of the size of its Rentable Area, who engages in the sale of pizza and Italian food and beverage (such as “Lil’ Caesars” or “Pizza Hut” or other purveyor of pizza and Italian food and beverage within a department or other store [for example, within a ‘Target’ or other department store]) or (c) any existing or future tenant or other occupant of any outparcel which may from time to time be located in or adjacent to the Village Center.

Russo Family Tradition, LLC d/b/a Hurricane Grill & Wings

Exclusive

Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized to carry on, as its primary principal business, the operation of a restaurant specializing in serving chicken wings, where “primary principal business” means that greater than twenty percent (20%) of such other tenant’s gross sales shall be derived from the sale of chicken wings. The foregoing restriction shall not apply to (a) any tenant now or hereinafter leasing or occupying in excess of 40,000 square feet of Rentable Area in the Village Center, or (b) any existing tenant of the Village Center (or any such existing tenant’s successors, assignees or sublessees), or (c) any tenant who shall at any time replace any such existing tenant (or any such existing tenant’s successors, assignees or sublessees) whether such replacement tenant shall occupy the same or different premises in the Village Center, or (d) to any existing or future tenant or other occupant of any outparcel which may from time to time be located in or adjacent to the Village Center.

Warren, Yazji Associates, DDS, P.A. d/b/a Regency Dental

Exclusive

Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized to carry on, as its primary principal business, the operation of a dental and orthodontic office, where “primary principal business” means that all or a significant part of such other tenant’s gross sales shall be derived from the sale dental or orthodontic services by a licensed dentist or orthodontist. The foregoing restriction shall not apply to (a) any tenant now or hereinafter leasing or occupying in excess of 40,000 square feet of Rentable Area in the Village Center, or (b) any existing tenant of the Village Center (or any such existing tenant’s successors, assignees or sublessees), or (c) any tenant who shall at any time replace any such existing tenant (or any such existing tenant’s successors, assignees or sublessees) whether such replacement tenant shall occupy the same or different premises in the Village Center, or (d) to any existing or future tenant or other occupant of any outparcel which may from time to time be located in or adjacent to the Village Center.

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Publix Super Markets, Inc. d/b/a Publix

Exclusive:

16.02 Exclusive Uses,

(a) Exclusive Uses. Landlord covenants and agrees that during the Term, Tenant shall have the exclusive right within the Shopping Center and Adjacent Property to: (i) operate a grocery supermarket, bakery, delicatessen, and fish market; (ii) sell drugs or other products which are required by law to be dispensed by a registered pharmacist; and (iii) engage in retail sales of items of food for “off-premises” consumption; provided, however, that the provisions of this subparagraph shall not operate to preclude the development of a gas station with convenience store on the Outparcel or the Shopping Center Tract.

(b) Exceptions to Exclusive Uses. The terms and provisions of Paragraph 16.02(a) of this Lease, entitled “Exclusive Uses”, to the contrary notwithstanding, occupants of the Shopping Center, as well as occupants of the Outparcels and Adjacent Property which may otherwise be restricted pursuant to the terms and provisions of Paragraphs 18.01 and 18.02 of this Lease, entitled 11 0utparcel Restrictions” and “Adjacent Property Restrictions 11 respectively, shall not be prohibited from engaging in the operation of: (i) a restaurant offering prepared ready-to-eat food items for consumption either on or off the premises; (ii) a delicatessen or sandwich shop type restaurant (but not a bakery) which offers take out service as an incidental part of its restaurant operation, provided that at least seventy percent (70%) of the Leasable Floor Area of such restaurant (exclusive of kitchen or food preparation area) is utilized for seated dining purposes; (iii) a health food store or nutrition center (provided that the Leasable Floor Area devoted to such health food store or nutrition center shall not exceed 1,600 square feet), ice cream parlor or frozen yogurt store, franchise doughnut shop (equivalent to a Dunkin’ Donut or Krispy Kreme operation), bagel shop, candy store, or a pizza pickup or delivery outlet, all of which may offer the sale of food items for consumption on or off the premises; and (iv) a combination gas station and convenience food store operation, provided that the Leasable Floor Area devoted to the sale of food and beverage products shall not exceed 1,500 square feet, however, the foregoing exception (iv) shall not permit a gas station/convenience food store that is owned by, operated by, or controlled by another grocery supermarket entity or general merchandise retailer that also operates grocery supermarkets (such as WalMart), such entity’s parent company or its subsidiaries or affiliates and which gas station and convenience store operation is identified on the premises with such grocery supermarket name or the name under which such general merchandise retailer operates grocery supermarkets within the state in which the Premises is located; (v) a video rental or sale store (similar to Blockbuster Video) which may offer the sale of items normally sold by movie theaters (i.e. popcorn or candy) for consumption off the premises; (vi) and a typical “Dollar Store” concept which may sell items, including, but not limited to food items, which are also sold by Tenant as long as the total area devoted by such Dollar Store to the sale of items which are also sold by Tenant, including, but not limited to food items, does not exceed 400 linear feet.

16.03 (b) Specific Prohibited Uses. Landlord hereby covenants and agrees that no other premises in the Shopping Center or Adjacent Property shall be used for the following “prohibited uses”: a dry cleaning plant, cinema or theater, skating rink, bowling alley, discotheque, dance hall, nightclub, amusement gallery, pool room, health spa, adult (i.e., pornographic) entertainment facility, gymnasium, massage parlor, adult (i.e., pornographic) book store, pin ball or electronic game room, a so-called “head shop”, funeral parlor, flea market, bingo parlor, cafeteria, sale, rental or lease of automobiles, trucks, other motorized vehicles, or trailers, or car wash, except for a car wash operated in conjunction with a service station. In addition, Landlord hereby covenants and agrees that no other premises in the Shopping Center or Adjacent Property located within 450 feet of the Storeroom (which distance shall be measured from the Storeroom demising wall nearest said other premises to the demising wall of said other premises nearest the Storeroom) shall be used for a day care center, or a “concept” restaurant and/or cocktail lounge of a parking intensive nature, such restaurants and/or cocktail lounges, being similar in nature to Bennigan’s, T.J. Applebee’s, Outback Steakhouse, Chili’s, Hooters, and T. G. I. Friday’s. In any event, not more than an aggregate of two (2) restaurants and/or cocktail lounges, regardless of concept or parking intensive nature, shall be located within the Shopping Center and the Outparcels combined.

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Restriction:

18.01 Outparcel Restrictions. Landlord covenants and agrees that any buildings, pylon or monument signs constructed on the Outparcels shall be subject to the following restrictions: (i) no more than one building shaI1 be constructed on any Outparcel and said building sha1I accommodate only one (1) business operation therein (provided that, this restriction shall not, prohibit typical co-branding operations of the kind typically found in the State where the shopping center is located), nor shal1 it prohibit the development on an Outparcel of a gas station with a convenience store and car wash, whereby the car wash building and gasoline islands are separate from the convenience store; (ii) no building shall exceed two stories in height; (iii) no building shal1 exceed thirty-two (32) feet in height as to Outparcel 2 or thirty-five (35) feet in height as to Outparcel 1; (iv) the Leasable Floor Area of any building constructed on an outparcel shall not exceed the floor area limitation set forth on the Site P1an, provided, in any event, such Leasable Floor Area shall be further limited to the extent that the number and size of on-grade automobile parking spaces required by all applicable ru1es, regulations, ordinances, and laws can be constructed and maintained within the boundaries of such outparcel; (v) each building shall comply with all governmental rules, regulations, ordinances, and Laws; and (vi) the Outparcels or any buildings constructed thereupon shall not be used in violation of the exclusive rights granted to Tenant in Paragraph 16.02 of this Lease, nor for any of the Prohibited Uses set forth in Paragraph 16.03 of this Lease. More specifically, subject to the terms and provisions of Item (ii) of Paragraph 7.03(b) of this Lease, entitled “Parking Areas”, all such rules, regulations, ordinances, or laws relative to parking requirements shall be complied with by providing the requisite size and number of on-grade parking spaces within the boundaries of said Outparcels, without reduction in such size and number by virtue of the granting of a variance or special exception to such rules, regulations, ordinances, and laws by the governmental authority having jurisdiction thereof. Furthermore, the provisions of all applicable rules, regulations, ordinances, and laws to the contrary notwithstanding, for purposes of this Paragraph 18.01, the Leasable Floor Area of any building constructed on an Outparcel shall also be deemed to include outdoor balconies, patios, or other outdoor areas utilized for retail sales or food or beverage service (exclusive of areas utilized exclusively for drive through or walkup take-out food or beverage service, or gasoline pump areas, whether or not under canopy) .

(b) Tradition Property and MXD Property Restriction.

Landlord covenants and agrees that provided that this Lease remains in full force and effect, Tenant shall have the exclusive right to operate a grocery supermarket within the Tradition Property and the MXD Property for the first five (5) years of the Term of this Lease.

First Amendment, Paragraph 12; Article 18, Paragraph 18.02 (b) of the Lease is amended by adding the following at the end of said paragraph:

“Without prejudice as to whether or not the sale of such items constitutes a grocery supermarket which is subject to such restriction, Tenant acknowledges and agrees that Target Corporation operating for business within the Tradition Property and/or MXD Property shall not violate the foregoing restriction by selling food, grocery and other items typically sold from time to time in and from any full-line or discount department store, provided such sale of food or grocery items for off-premises consumption shall be limited to less than eight thousand (8,000) square feet (“GS Floor Area Limitation”) of Leasable Floor Area of the premises occupied by Target Corporation with non-food items. The following i terns shall not be counted for purposes of calculating the GS Floor Area Limitation: seasonal food sales (including, sales of Halloween and Christmas candy), candy/snack racks at registers, and restaurant and other food service facilities.”

Admiral Associates, Inc. d/b/a The UPS Store

Exclusive

Landlord hereby agrees that it shall not lease space in the Village Center to a tenant who shall be authorized to carry on, as its primary principal business, the operation of a retail packaging and shipping services store, where “primary principal business” means that greater than fifty percent (50%) of such other tenant’s gross sales shall be derived from the sale of retail packaging and shipping (such as UPS, USPS, DHL, Federal Express and other similar delivery services), mailbox rental, facsilimie, copying, office supplies, stamps, metered mail and printing services. The foregoing restriction shall not apply to (a) any tenant now or hereinafter leasing or occupying in excess of 40,000 square feet of Rentable Area in the Village Center, or (b) any existing tenant of the Village Center (or any such existing tenant’s successors, assignees or sublessees), or (c) any tenant who shall at any time replace any such existing tenant (or any such existing tenant’s successors, assignees or sublessees) whether such replacement tenant shall occupy the same or different premises in the Village Center, or (d) to any existing or future tenant or other occupant of any outparcel which may from time to time be located in or adjacent to the Village Center.

Komal Associates of Tradition, Inc. d/b/a The Clothes Spa

None.

Identity Hair & Nails, Inc. d/b/a Salon Identity

None.

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Bagel Brothers of New York, Inc. d/b/a Bagel Brothers

None.

Dos Amigos Mexicali Restaurant

Exclusive:

Rider R-9 Landlord Covenant: Landlord hereby agrees that it shall not lease space in the Shopping Center to a tenant who shall be authorized as its primary principal business to operate a restaurant selling Mexican food, where, “primary principal business” means that greater than fifteen percent (15%) of such other tenant’s gross sales shall be derived from the operation of a restaurant selling Mexican food, Mexican cuisine or Mexican food items. including the following variations of Mexican food. cuisine and/or food items: baja Mexican style food, Mexicali style food and TexMex style food for on-premises consumption. The foregoing restriction shall not apply a TacoBell or Taco Tico national franchise with a drive through service window. Notwithstanding anything to the contrary contained in the foregoing restriction, Landlord or its affiliates shall not the lease space in Shopping Center to Moe’s Southwestern Grille, Chipotle Mexican Restaurant or Baja Fresh Cafe.

H&M Restaurants d/b/a Tin Fish

None.

Kimley-Horn and Associates, Inc.

None.

Premier Wellness Center, LLC d/b/a Premier Wellness Center

Exclusive

Landlord hereby agrees that it shall not lease space in the Developer’s Tract (excluding any outparcels) to a tenant who shall be authorized to perform chiropractic services. The foregoing restriction shall not apply to (a) any tenant now or hereinafter leasing or occupying in excess of 10,000 square feet of rentable Floor Area on the Developer’s Tract, or (b) any existing tenant on the Developer’s Tract (or any such existing tenant’s successors, assignees or sublessees).

Fishkind & Associates, Inc.

None.

McArthur Management Company

None.

Mann Research Center, LLC d/b/a Mann Research

None.

Sun Trust Bank

None.

Wachovia

None.

Town Jewelers

R-5 EXCLUSIVE USE: Provided that Tenant has not committed an event of default, and subject to the limitations set forth below, Landlord agrees that during the Term, as such Term may be extended pursuant to the provisions of the Lease, Landlord shall not, without Tenant’s reasonable consent, enter into a lease with any occupant in Tenant’s building within the Shopping Center, which shall permit such occupant to have as a primary use for its premises the following: the sale at retail of jewelry (the “Exclusive Right”).

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Tenant’s Exclusive Right is subject to the following express limitations:

A.	Existing tenants of the Shopping Center (which leases may be assigned, renewed, extended or replaced), as well as land, buildings or spaces which are not owned by Landlord, are not subject to the Exclusive Right;

B.	The Exclusive Right shall not apply to the replacement of an existing use in the Shopping Center with a similar use;

C.	The Exclusive Right shall only limit competing uses that are the primary business of competing tenants as such business is engaged in at the Shopping Center and shall not be construed as prohibiting ancillary uses or business that competing tenants do not engage in at the Shopping Center;

D.	Exclusive Right shall only be effective so long as and while Tenant continuously operates its exclusive business in the entire Premises (excluding temporary closures permitted under the Lease), and shall not restrict uses that Tenant does not engage in at the Shopping Center;

E.	The Exclusive Right shall not apply to, and shall not be deemed to permit Tenant, any use otherwise prohibited by this Lease, by the prohibited uses applicable to the Shopping Center or by the exclusive uses granted to tenants at the Shopping Center prior to the date of this Lease.

F.	Any lease of space in the Shopping Center for at least 5,000 square feet is excluded from the Exclusive Right set forth herein.

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EXHIBIT G

RULES AND REGULATIONS

1.	Tenant shall advise and cause its vendors to deliver all merchandise before noon on Mondays through Fridays, not at other times.

2.	All deliveries are to be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives.

3.	Tractor-trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be permitted in the Shopping Center.

4.	Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other time which the same are not designed to receive.

5.	Tenant shall not permit or suffer any advertising medium to be placed on exterior walls or windows, on the sidewalks or on the parking lot areas or light poles. No permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign and trade or seasonal decoration of any size, style or material within the Shopping Center, outside the Premises.

6.	Tenant shall not permit or suffer the use of any advertising medium which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios, or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, unless Landlord has previously given its written consent.

7.	Tenant shall not permit or suffer any portion of the Premises to be used for lodging or extended stay purposes.

8.	Tenant shall not, in or on any part of the Common Area:

a.	Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

b.	Exhibit any sign, placard, banner, notice or other written material, except for activities as approved in writing by Landlord.

c.	Distribute any circular, booklet, handbill, placard or other material, except for activities as approved in writing by Landlord.

d.	Solicit membership in any organization, group or association or contribution for any purpose.

e.	Create a nuisance.

f.	Throw, discard or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind.

g.	Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Shopping Center, or the property of customers, business invitees or employees situated within the Shopping Center.

9.	Tenant shall not locate furnishings or cabinets adjacent to mechanical or electrical access Panels or over air-conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be at Tenant’s cost. The lighting and air-conditioning equipment of the Shopping Center will remain in the exclusive control of the building designated personnel.

10.	Tenant shall comply with parking rules and regulations as may be posted and/or distribution from time to time.

11.	Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of window shades, blinds, drapes or any other window treatment of any kind whatsoever.

12.	Tenant shall keep the Premises at a temperature compatible with comfortable occupancy during business hours and at all times sufficiently high to prevent freezing of water in pipes and fixtures.

13.	Tenant shall keep the signs, exterior lights and display window lights of the Premises lighted each and every day of the Term during the hours designated by Landlord.

14.	No animals shall be brought into or kept in or about the Shopping Center other than as handicap aids.

15.	In the event any violation of any of the above rules and regulations continues after five (5) days following written notice to Tenant of such violation, beginning on such fifth day Tenant shall be in default of the Lease. In addition to all other remedies of Landlord provided in the Lease for Tenant’s default, Tenant shall pay liquidated damages of One Hundred Dollars ($100.00) per day for each day such violation continues.

16.	Except as otherwise provided herein, Landlord reserves the right to modify or rescind any of these rules and regulations and to make such other or further reasonable rules and regulations as it deems in its reasonable judgment shall from time to time be necessary or advisable for the operation of the Shopping Center, which rules and regulations shall be binding upon Tenant upon their notification of said further rules and regulations.

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EXHIBIT H

SAMPLE CERTIFICATE OF INSURANCE

47

EXHIBIT I

OFFICE FURNITURE INVENTORY

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Room	Desk	Desk Chair	Computer Stand	Conference Table	Side Chair	End Table	Credenza	Bookcase	File Cabinet	Phone*	Television	Photo Appendix	Notes
223		1		1	2		1			1			Credenza, (1) table, computer chair, (2) side chairs
225	1	1		1						1			Desk, table, (1) chair
226	1	2		1	4		1		1	1			(1) U-shaped desk w/side table; (1) round table, (4) side chairs, , credenza, (2) computer chairs, (1) 2 drawer metal file cabinet.
227	1				2				1	1			(1) U-shaped desk w/hutch; (2) side chairs, (1) 4 drawer metal fireproof file cabinet.
229 - A	1	1			2			1	1	1			L-shaped Desk, (1) two drawer lateral wood filing cabinet, (1) book case, (1) computer chair, 2 side chairs
229 - B	1				2								L-shaped Desk, (2) side chairs
229 - C		1			1					1			(1) Computer chair & (1) side chair
229 - D	1	1			1					1			L-shaped Desk, (1) computer chair, (1) side chair
231	1			1	1			1	1	1			L-shaped Desk, (1) two drawer lateral wood filing cabinet, (1) tall bk case, (1) table w/glass top, (2) side chairs
233					2	1							(2) guest chairs, (1) console table, (1) end table
234	1	1			1				3	1			(1) L-shaped desk with hutch, (1) side chair, (1) computer chair, (1) 4 drawer metal lateral cabinet., (2) 2 drawer wood later file cabinets
235	1	1		1	4				2	1			(1) U-shaped desk, (1) conference table, (4) side chairs, (1) computer chairs, (2) 2 drawer wood file cabinet, (1) printer stand.
236				1	10		1				1		(1) Conference table, (10) chairs, 1 credenza, (1) TV, (2) large paintings.
239	1	1		1	2			2	1	1	1		(1) U-shaped desk, (1) conference table, (2) side chairs, (1) computer chair, (2) 2 drawer wood file cabinets, (2) overstuffed guest chairs, (1) TV
240	1	1		1	4			1	2	1			(1) U-shaped desk, (1) conference table, (4) side chairs, (1) computer chair, (2) 2 drawer wood file cabinets, (1) bookcase.
241	1	1			1	1			1	1			(1) L-shaped desk with hutch, (1) side chair, (1) computer chair, (1) 4 drawer metal lateral cabinet, (1) 2 drawer wood later file cabinet
246	1	1			1			3		1			(1) desk, (1) typing table, (1) computer chair, (1) side chair, (3) bookcases.
249 - C									1				(1) 2 drawer lateral file cabinet w/2 vertical drawers
Total	29	26	1	15	94	5	8	22	24	24	4		

*Unless otherwise noted all phones are Panasonic model KX-T4753.

Inventory of Office Furniture to remain with Premises to be provided prior to January 15, 2010.

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RESTROOM
OFFICE
CONFERENCE
STORAGE
OPEN OFFICE
FOYER 233
RECEPTION 202
CORRIDOR
ELEVATOR LOBBY 201
BREAK RM 245
OPEN OFFICE 246
PHONE ROOM 250
249B
249C
FILES
CORR
STOR.

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51

RIDER

THIS RIDER IS ATTACHED TO AND IS MADE PART OF THAT CERTAIN SHOPPING CENTER

LEASE (THE “LEASE”) DATED March 17, 2014 BY AND BETWEEN

INLAND DIVERSIFIED REAL ESTATE SERVICES LLC, AS MANAGING AGENT

FOR THE OWNER OF THE SHOPPING CENTER COMMONLY KNOWN AS

TRADITION VILLAGE SHOPPING CENTER AND PULSE ENTERTAINMENT CORPORATION AS TENANT

This Rider is dated and is effective the same date as the Lease. All capitalized terms, unless expressly defined herein, shall have the same meaning as in the Lease. In the event of a conflict between the terms of the Lease and those contained in this Rider, this Rider shall prevail.

R-1 COMMERCIAL CHARTER FOR TRADITION: The developer of Tradition, a master planned community, has created a master association for the entire Tradition project in order to establish a governance structure and a flexible system of standards and procedures for the development, expansion, administration, maintenance and preservation of all of the areas within the Tradition project. It is expected that the Shopping Center will be subject to a sub-association to the master association, i.e. a commercial association, to establish similar governance-like controls including architectural review, maintenance and operational expenses. The commercial charter was recorded on November 23, 2004 in Official Records Book 2098, at Page 1697, in the public records of St. Lucie County, Florida. Tenant agrees to comply with said charter, and all standards, procedures and requirements of any such association, and any amendments thereto or replacements thereof now or hereafter in effect. The Landlord has provided the Tenant with a copy of the Commercial Charter for Tradition.

R-2 COMMUNITY DEVELOPMENT DISTRICT TAX: ONE OR MORE COMMUNITY DEVELOPMENT DISTRICTS (each a “CDD”) MAY IMPOSE AND LEVY TAXES OR ASSESSMENTS ON THE PREMISES AND SHOPPING CENTER. THESE TAXES AND ASSESSMENTS PAY THE CONSTRUCTION, OPERATION AND MAINTENANCE COSTS OR CERTAIN PUBLIC FACILITIES AND SERVICES OF THE CDD AND ARE SET ANNUALLY BY THE GOVERNING BOARD OF THE CDD. THESE TAXES AND ASSESSMENTS ARE IN ADDITION TO THE COUNTY AND LOCAL GOVERNMENTAL TAXES AND ASSESSMENTS AND ALL OTHER TAXES AND ASSESSMENTS PROVIDED FOR BY LAW, ALL OF WHICH WILL BE INCLUDED, WITHOUT DUPLICATION, IN THE ADDITIONAL RENT PAYABLE BY TENANT PURSUANT TO SECTION 4.3B AND/OR SHOPPING CENTER OPERATING COSTS PURSUANT TO SECTION 4.3 OF THIS LEASE.

R-3 COMMUNITY SYSTEMS: Tenant acknowledges that Landlord shall have the exclusive right to franchise, establish or enter into a contract for providing cable, gas, internet, telephone and other telecommunications services (or any portion of such services) to all or any part of the Shopping Center upon terms and conditions as Landlord, or its designee, may deem appropriate; provided that such service is competitive with that otherwise available in the marketplace, generally, recognizing that such service may not be the lowest rate charged, but will be competitive with the pricing for similar services in the Port St. Lucie area. Tenant agrees to comply with the terms of any agreement between Landlord and any provider of service and Tenant agrees to execute any documents and grant any easements in connection with such systems or services requested by Landlord or the provider of any of such service as may be reasonably necessary to install, construct or maintain any of the respective systems., so long as same do not materially alter or impair the use of the Leased Premises. Additionally, Tenant shall fully cooperate, subject to the location being reasonably acceptable to Tenant, so as not to interfere with its ability to use the Leased Premises for its intended use, with the provider of such services with respect to the installation of any wiring, equipment or other apparatus or device required by said provider to be placed in or near the Leased Premises and the improvements thereon, including, but not limited to providing the contemplated wiring.

R-4 RIGHT TO TerminaTE: At any time during the Term or Extended Term, Landlord may terminate the Lease with sixty (60) days’ advance written notice if Landlord procures a tenant to lease the entire floor upon which the Premises are located.

R-5 RIGHT TO EXPAND: At any time during the Term or Extended Term, provided that Landlord has not received another offer to lease space on the 2nd floor of the Building, excluding an offer to lease the entire 2nd floor, Tenant shall have the ongoing right to lease additional space on the 2nd floor under the same terms and conditions as for the Premises, provided Tenant gives Landlord advanced written notice at least thirty (30) days prior to its desire to lease such additional space.

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If the terms and conditions of this Rider conflict in any way with the terms and conditions of the Lease to which this Rider is attached, the terms and conditions of this Rider shall control.

TENANT:		LANDLORD:

Pulse Entertainment Corporation, a Delaware corporation		Inland Diversified Real Estate Services LLC, a Delaware limited liability company, as managing agent for the Owner

By:	/s/ John Textor	By:	/s/ Beth McNeeley
Name:	John Textor	Name:	Beth McNeeley
Its:	Chairman	Title:	Senior Vice President

Date:	Feb 28, 2014	Date:	3-17-14

Witness #1		Witness #1

By:	/s/ Lynne Schwab	By:	/s/ Jill Verbelce
Print Name:	Lynne Schwab	Print Name:	Jill Verbelce

Witness #2		Witness #2

By:	/s/ Stuart Duffon	By:	/s/ D. Schumann
Print Name:	Stuart Duffon	Print Name:	D. Schumann

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